                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                            SOUND REVOLUTION INC.
              (Exact Name of Small Business Issuer in our Charter)

         DELAWARE                     8741                      N/A
(State of Incorporation)  (Primary Standard Industrial    (I.R.S. Employer
                               Identification No.)       Identification No.)

                          ----------------------------

                         3955 Graveley Street, Suite 507
                       Burnaby, British Columbia V6C 3T4
                     (Address of principal executive office)

                          ----------------------------

                                 (604) 605 0507
               (Name, address and telephone of agent for service)

                          ----------------------------

                                   COPIES TO:

             BRAUN & CO.                      HEATHER REMILLARD
      THOMAS BRAUN LAW CORPORATION         SOUND REVOLUTION INC.
    702 - 777 HORNBY STREET          SUITE 507 - 3955 GRAVELEY STREET
      VANCOUVER, BRITISH COLUMBIA        BURNABY, BRITISH COLUMBIA
             CANADA V6S 1Z2                    CANADA, V6C 3T4

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 43, check the following box. [ ]


CALCULATION OF REGISTRATION FEE:
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

Title of each class of
securities to be            Dollar Amount to be      Proposed offering        Proposed maximum          Amount of registration
registered                  registered               price per share (1)      aggregate offering price  fee
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------
Common shares               269,814 shares           $0.20                    $53,962.80                $7.00
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

(1)The proposed offering price is estimated solely for the purpose of calculating the registration fee in accordance with to the provisions of Rule 457(c) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                              SOUND REVOLUTION INC.
                                 269,814 SHARES
                                  COMMON STOCK

Thirty eight shareholders of Sound Revolution Inc. ("Sound Revolution") are offering shares of Sound Revolution common stock to the public by means of this prospectus. The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration under US securities laws.

The selling shareholders will sell at a price of $0.20 per share until Sound Revolution's shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any market or securities exchange.

                          ----------------------------

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 1 - 12 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

                The Date of this Prospectus is: August 20, 2004.

                                TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS

Summary Information & Risk Factors                                             1
              Lack of Operating History                                        2
              Lack of Recent Profits and Poor Financial Position               3
              Unpredictability of Operating Results                            3
              Lack of Experience in the Market                                 4
              Dependence on Ability to sign Artists                            4
              Music Offerings May Not be Successful                            5
              Difficulty Competing in Industry                                 5
              Dependence on Key Personnel                                      5
              Importance of Developing Brand                                   6
              Dependence on our Ability to sign Charities                      6
              Liability to Third Parties for our Content                       6
              Short-term Relationships with Artists                            6
              Competition from Free Music Services                             7
              Difficulty Enforcing Intellectual Property Rights                7
              Reliance on Certain Alliances                                    7
              Additional Financing Required                                    7
              Failure Caused by Growth                                         8
              Risk of Internally Developed Software                            8
              Dependence on Successfully Developing Software                   8
              Potentially Obsolete Products and Processes                      9
              Changes in Technology Environment and Access                     9
              Potential Acquisitions and Strategic Investments                 9
              Dependence on Internet and Market Acceptance                    10
              Security Risks on the Internet                                  10
              Potentially Burdensome Government Regulations                   10
              Penny Stock Securities                                          10
              Fluctuation of our Common Stock Price                           11
              Limited Number of Shareholders in Control                       12
              Deterrence of Takeover Attempts by Articles and Bylaws          12
              Indemnification of our Directors and Officers                   12
              No History of Dividend Payments                                 12
Use of Proceeds                                                               13
Determination of Offering Price                                               13
Dilution                                                                      13
Selling Security Holders                                                      13
Plan of Distribution                                                          15
Legal Proceedings                                                             15
Directors, Executive Officers, Promoters and Control Management               16
Security Ownership of Certain Beneficial Owners and Management                18
Description of Securities                                                     19
Interest of Named Experts and Counsel                                         20
Disclosure of Commission Position on Indemnification for                      20
Securities Act Liabilities                                                    21
Description of Business                                                       21
Management's Discussion and Analysis or Plan of Operation                     27
Description of Property                                                       29
Certain Relationships and Related Transactions                                29
Market for Common Equity and Related Stockholder Matters                      30
Executive Compensation                                                        30
Audited Financial Statements                                                  31
Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure                                           31

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers                                     32
Other Expenses of Issuance and Distribution                                   33
Recent Sales of Unregistered Securities                                       33
Exhibits                                                                      33
Undertakings                                                                  34
Signatures                                                                    35

                      SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

SOUND REVOLUTION INC.

SOUND REVOLUTION INC. was incorporated on June 4, 2001 under the laws of the State of Delaware (hereinafter referred to as "we", "us", "our, and "Sound Revolution"). Our principal offices and studio are located at Suite 507 - 3955 Graveley Street, Burnaby, British Columbia, V5C 3T4, and our telephone number is
(604)780-3914.

Sound Revolution is currently developing software to assist artists in maintaining, developing and communicating with their customers. We are also developing charitytunes.com, a website through which we hope consumers will buy digital downloads of music, while selecting a charity or cause to which a portion of the music purchase price will be paid.

THE OFFERING

Securities Offered:                     269,814 shares of common stock.  The
                                        offering price will be determined by
                                        market factors and the independent
                                        decision of the selling shareholders.

Minimum Number of shares to
be sold in this offering:               None

Securities Issued and to be             10,269,814 shares of common stock are
Issued:                                 issued and outstanding as of the date
                                        of this prospectus. All of the common
                                        stock to be sold under this
                                        prospectus will be sold by existing
                                        shareholders.

Use of Proceeds:                        We will not receive any proceeds from
                                        the sale of the common stock by the
                                        selling shareholders.

FINANCIAL CONDITION

Since inception, Sound Revolution has reported significant losses each year, and has not yet earned revenues from its intended business activities. Sound Revolution has incurred losses since inception resulting in a net accumulated deficit of $20,198 at May 31, 2004 and its current liabilities exceed its assets. Sound Revolution's auditors stated that these factors raise substantial doubt about Sound Revolution's ability to continue as a going concern.

Sound Revolution will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of Sound Revolution as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

FINANCIAL SUMMARY INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management Discussion and Analysis" and the accompanying consolidated Financial Statements of Sound Revolution and related notes included elsewhere in this prospectus.

Income Statement Data                    (unaudited)               (audited)
--------------------------------- ------------------------- -------------------
                                      Three month period           Year ended
                                      ended May 31, 2004     February 29, 2004
--------------------------------- ------------------------- -------------------
Revenue                                            $     0              $ 4,117
-------                                             ------               ------
Expenses                                           $ 7,238              $ 5,749
--------                                          --------               ------
Net Profits (Losses)                              ($ 7,238)            ($1,632)
--------------------                            ----------             --------
Balance Sheet Data
(audited)
--------------------------------- ------------------------- -------------------
                                      Three month period           Year ended
                                      ended May 31, 2004     February 29, 2004
--------------------------------- ------------------------- -------------------
Working Capital (deficit)                        ($ 12,603)           ($ 5,532)
-------------------------                       ----------              ------
Total Assets                                      $  2,559             $   377
------------                                      --------               ------
Total Liabilities                                 $ 14,869             $ 5,611
-----------------                                 --------               ------

RISK FACTORS

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Because of our lack of operating history, we face a high risk of business
--------------------------------------------------------------------------
failure
-------

We were incorporated on June 4, 2001. We are at an early stage of our development and have a limited operating history and we face all of the risks and uncertainties encountered by development stage companies in new, unproven and rapidly evolving markets. Among other things, our business will require:

         o        Developing our relationships with digital content owners;

         o Developing or obtaining software and technology that enables us to deliver digital music content;

         o Successful marketing of our existing and planned products and services;

         o        Responding effectively to competitive pressures; and

         o Maintaining and developing marketing relationships to expand our consumer base.

If we are unable to achieve the above goals, or other requirements for successful growth of an development stage music marketing company, our business, financial condition and the results of our operations could be materially adversely affected.

We have a poor financial position and a lack of recent profits from operations
------------------------------------------------------------------------------

Since inception, Sound Revolution has suffered recurring losses and has not earned any revenues to date from our intended business activities. Sound Revolution posted a loss of $1,632 during the year ended February 29, 2004; a loss of $7,238 during the three months ended May 31, 2004; and has had losses totaling $20,198 since inception. We have a limited operating history, have incurred losses and may continue to realize losses. We anticipate that we will continue to lose money in the foreseeable future as our operating expenses continue to increase. We cannot guarantee that we will ever achieve profitable operations or generate significant revenue with our current products and strategy.

Our independent certified public accountants have noted that we have an accumulated deficit, so our ability to continue as a going concern prior to the generation of significant revenue is dependent upon obtaining additional financing for our planned operations. There is substantial doubt as to our ability to continue as a going concern based on our past operating losses and predicted future operating losses. Our auditor modified their report in our financial statements expressing substantial doubt that we can continue as a going concern for a reasonable period of time unless sufficient equity financing can be secured. There can be no assurances that any required capital can be obtained on terms favorable to Sound Revolution.

Our operating results may prove unpredictable, and, if a market for our common
------------------------------------------------------------------------------
stock develops, our common stock price may decrease or fluctuate significantly.
-------------------------------------------------------------------------------

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. If a market for our common stock develops and our operating results fluctuate negatively in any future quarter, the trading price of our common stock may fall significantly. Factors that may cause our operating results to fluctuate significantly include the following:

         o our ability to generate enough working capital from future equity sales;

         o        our ability to recruit and retain new artists;

         o the level of commercial acceptance by the public of the music offerings of our digital music content;

         o fluctuations in the levels of consumer purchasing activity relating to the purchase of recorded music;

         o the level of commercial success achieved by music and music marketing products and services introduced by us or by our competitors;

         o fluctuations in the demand for recorded music sales and products associated with music and other entertainment events;

         o extensive competition in the music industry, including direct competition for talent from major recording labels, substantially all of which have significantly greater capital resources and infrastructure than we have;

         o the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and

         o general economic conditions and economic conditions specific to the music industry.

We expect that we will experience seasonality in our business, reflecting traditional retail seasonality patterns affecting sales of recorded music. Sales in the traditional retail music industry are significantly higher in the fourth calendar quarter of each year than in the preceding three quarters. However, to date, our limited operating history makes it difficult to ascertain the effects of seasonality on our business.

RISKS RELATED TO OUR BUSINESS

We are a development stage online music distributor with no experience in the
-----------------------------------------------------------------------------
market, and failure to successfully compensate for this inexperience may
------------------------------------------------------------------------
adversely impact our ability to successfully generate revenue.
--------------------------------------------------------------

We operate as independent music distributor with no substantial tangible assets in a highly competitive industry. Our management has no significant experience in managing an independent music distributor. We have little operating history, no client base and no revenue form our planned principal business operations to date. This makes it difficult to evaluate our future performance and prospects. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

         o our business model and strategy are still evolving and are continually being reviewed and revised;

         o we may not be able to raise the capital required to develop our initial client base and reputation;

         o we may not be able to successfully implement our business model and strategy; and

         o        our management has not worked together for very long.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in Sound Revolution will decline.

If we are initially unable to attract artists to sign up for our services, we
-----------------------------------------------------------------------------
will not succeed in our business plan, and even if we are initially able to
---------------------------------------------------------------------------
attract artists, we will be dependent on their success with us to sign
----------------------------------------------------------------------
additional artists.
-------------------

We have only signed one artist for our services, our Vice President, Production, and we may not be successful in signing any further artists. In order to attract and sign our initial artists, we will need to overcome the fact that we are a start-up company with no experience in the industry. Artists may be unwilling to be associated with Sound Revoultion because of our lack of expertise and lack of brand name. Even if we do attract initial artists, in order for us to sign additional new artists, any principal artists that we initially sign must remain with us, become popular with our customers and thereafter sustain their popularity. Our business would be adversely affected by:

         o our inability to recruit new artists with commercial promise and to enter into production and promotional agreements with them;

         o        the loss of popularity of any artists that we may sign;

         o increased competition to maintain relationships with any artists that we may sign;

         o non-renewals of current agreements with any artists that we may sign; and

         o poor performance or negative publicity of any artists that we may sign.

If our music offerings are not commercially successful, we will be unable to
----------------------------------------------------------------------------
successfully generate revenue.
------------------------------

We expect a significant amount of our revenue to come from the purchase of downloads from our charity music website. The success of these music offerings depends primarily upon their acceptance by the public, which is difficult to predict. The commercial success of a record, feature film or television program depends on consumer taste, the quality and acceptance of competing offerings released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change quickly. Because we expect the popularity of our music offerings to be a significant factor driving the growth of Sound Revolution, if we fail to make available for sale music with broad consumer appeal, we will be unable to successfully generate revenue.

The music industry is extremely competitive and we may not be able to compete
-----------------------------------------------------------------------------
successfully against other record labels and online music distributors, both
----------------------------------------------------------------------------
large and small, for both artists and the public's attention.
-------------------------------------------------------------

The market for the promotion and distribution of music is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the recorded music business have more substantial competitive advantages than we have, including:

         o        longer operating histories;

         o significantly greater financial, technical and marketing resources;

         o        greater brand name recognition;

         o        better distribution channels;

         o        larger client bases of artists; and

         o        more popular content or artists.

Our competitors may be able to respond more quickly to new or emerging technologies and changes in the public's musical tastes and devote greater resources to identify, develop and promote artists, and distribute and sell their music offerings than we can.

Our success depends in large part on our current key personnel and our ability
------------------------------------------------------------------------------
to attract and retain additional key personnel, which we may or may not be able
-------------------------------------------------------------------------------
to do.
------

Our success depends largely on the skills, experience and reputation of our President, Heather Remillard and our directors, Penny Green and Susanne Milka and our Vice President, Ryan Tunnicliffe, and the contacts that they each have with a number of music and entertainment industry professionals. Additionally, we hope to attract additional key personnel who can contribute to our success in various ways. The loss or unavailability of either Ms. Remillard or Ms. Green for any significant period of time, and/or our inability to attract additional key personnel could have a material adverse effect on our ability to conduct our business. We do not have any employment agreements with any of our officers, directors or employees.

The members of our management team have limited experience in leadership roles in the music industry or in a public company and may be unable to successfully lead us to profitability.

We cannot assure you that our management team will be able to successfully lead an independent music distribution and services company. Our officers have limited significant experience in this industry. The failure of our management team to adequately handle these challenges would have a material adverse effect on our ability to conduct our business.

Unless our artists develop a strong brand identity, our business may not grow
-----------------------------------------------------------------------------
and our financial results may suffer.
-------------------------------------

We believe that historical growth and brand recognition are important factors not only in persuading artists to choose us to provide them with marketing services, but also in our ability to effectively utilize the dominant marketing resources in the music industry (radio, public relations, trade publications, etc.). We believe that our ability to promote and strengthen our brand will be critical to attracting artists and achieving widespread acceptance of their music. However, brand promotion activities may not yield revenues, and even if they do, any such revenues may not offset the expenses we incur in building our brand.

If charities do not sign up, we may fail to launch our initial retail site
--------------------------------------------------------------------------

We believe that in order to be successful, we must first establish a reputation by building our website, charitytunes.com. In order for charitytunes.com to launch offerings to the public, we must first secure the participation of several charities. To date, we have not signed up any charities for participation in charitytunes.com and we cannot guarantee that management will be successful in securing the participation of charities for our website.

We may be liable to third parties for music and other content that we
---------------------------------------------------------------------
distribute.
-----------

We may be liable to third parties for the content that we expect to distribute:

         o if the music, text, graphics, or other content available for downloading on our website violates their copyright, trademark, or other intellectual property rights;

         o if our artists violate their contractual obligations to others by providing content on our website; or

         o if anything on our website is deemed obscene, indecent or defamatory.

We will attempt to minimize these types of liability by requiring representations and warranties relating to our artists' ownership of and rights to distribute and submit their music and by taking related measures to review content available on our website. However, alleged liability could harm our business by damaging our reputation, requiring us to incur legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business.

Many of our anticipated artist agreements are expected to be short-term and we
------------------------------------------------------------------------------
will face the risk of losing them to competitors with greater resources.
------------------------------------------------------------------------

We believe that our future success will depend in large part upon our ability to maintain any anticipated artist agreements. If we become unable to provide valuable services to any artists that we may sign, or if we otherwise fail to maintain good relations with such artists, they may elect to terminate their agreements with us when their contractual term expires, or they may elect not to renew their agreements with us. We expect that our agreements with many artists will have a term of only one year, and these artists will have the option of electing whether or not to renew their contracts on a year-to-year basis. If an artist elects to terminate his or her agreement with us, we would not necessarily earn any revenues from recordings, tours other commercial properties, which we have not produced during the term of our relationship. In addition, if we cannot provide adequate incentives for these artists to remain with us, our efforts to sign new artists will be impaired. Furthermore, historically, when recording artists have achieved substantial commercial success they have sought to renegotiate the terms of their recording agreements. This may adversely effect our future profitability with respect to such artists.

If we successfully build our website charitytunes.com, we may face competition
------------------------------------------------------------------------------
from free peer-to-peer services such as Morpheus.
-------------------------------------------------

If we are able to develop the sale of music downloads from our website, we will face significant competition from free peer-to-peer services, such as KaZaA, Morpheus, Grokster and a variety of other similar services that allow computer users to connect with each other and to copy music files from one another's hard drives, all without securing licenses from content providers. The legal status of these "free" services is uncertain, because although some courts have found that these services violate copyright laws, other services have been found to not violate any copyright laws. Additionally, enforcement efforts against those in violation have not effectively shut down these services, and there can be no assurance that these services will ever be shut down. The ongoing presence of these free services substantially impairs the marketability of legitimate services, regardless of the ultimate resolution of their legal status.

If we have difficulty enforcing our intellectual property rights our future
---------------------------------------------------------------------------
profitability may suffer.
-------------------------

The decreasing cost of electronic equipment and related technology has made it easier to create unauthorized versions of audio and audiovisual products such as compact discs, videotapes and DVDs. A substantial portion of our revenue is expected to come from the sale of audio products potentially subject to unauthorized copying. Intellectual property rights to information that is potentially subject to widespread, uncompensated dissemination on the Internet is expected to represent a substantial portion of our market value. If we fail to obtain appropriate relief through the judicial process or the complete enforcement of judicial decisions issued in our favor, or if we fail to develop effective means of protecting our intellectual property or entertainment-related products and services, our future profitability may suffer.

Reliance on certain alliances
-----------------------------

Thus far we have only secured one music distribution agreement with an officer of Sound Revolution. We believe that in order for us to be profitable we must establish relationships with record labels or other artists in order to have sufficient product to distribute. If we are unable to build such relationships, we may not be able to operate our business according to our current plan and we may not be able to generate revenues.

If we do not obtain additional financing, our business may fail.
----------------------------------------------------------------

Our business plan calls for increased expenses in connection with maintaining our websites and marketing our products and services if we are to expand and improve our offerings. Our capital requirements depend on several factors, including the rate of market acceptance, the ability to expand our consumer base, the level of our sales and marketing costs, production costs, costs of website development and other factors. If capital requirements vary materially from those currently planned, we may require additional financing. We cannot guarantee that financing will be available in amounts or on terms acceptable to Sound Revolution. If equity securities are issued in connection with a financing, dilution to our shareholders may result. We intend to devote substantial resources to the further development of our business. Accordingly, we will require additional financing in order to finance this development expense. We do not have any arrangements for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including market conditions, investor acceptance of our business plan and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us.

Growth may cause us to fail.
----------------------------

If our operations grow in a manner that exceeds our expectations, we are in danger of not having the infrastructure to support it - we may not have sufficient bandwidth or we may not be able to get sufficient bandwidth to support a large number of users on our sites and this could result in a negative consumer experience or could jeopardize our relationships and contractual agreements. We may not have adequate staff and infrastructure to handle customer service if we grow.

We cannot be sure of our ability to successfully manage all the tasks associated with developing and maintaining a successful enterprise. Any failure by management to guide and control growth effectively, which includes implementing adequate systems, procedures and controls in a timely manner, could have a material adverse effect on our business, financial condition and results of operations. We cannot be sure that we can successfully launch our services, or that we will achieve or sustain profitability or positive cash flow from operating activities in the future. If we cannot achieve operating profitability or positive cash flow from operating activities, we may not be able to meet our debt service or working capital requirements and, consequently, our common stock may have little or no value.

We risk system failure because we rely on internally developed software.
------------------------------------------------------------------------

Sound Revolution intends to use some internally developed software in its website and fan management software and for some aspects of its transaction processing and order management. Our inability to modify this software as necessary to accommodate increased traffic on our websites or increased volume through our transaction processing and order management systems may cause unanticipated system disruptions, slower response times, impaired quality and speed of order fulfillment, degradation in customer service, and delays in reporting accurate financial information. Any of these events could have a materially adverse affect on Sound Revolution.

If we are unable to successfully develop the technology necessary for our
-------------------------------------------------------------------------
products and services, we may not be able to bring our services to market and
-----------------------------------------------------------------------------
may be forced to reduce or cease operations.
--------------------------------------------

Our ability to commercialize our services is dependent on the advancement of existing technology. In order to obtain and maintain market share we will continually be required to keep up with advances in technology. We cannot assure you that our efforts will result in our services being upgraded with any advances in technology. We cannot assure you that we will not encounter unanticipated technological obstacles, which either delay or prevent us from completing the development of our services. Any such failures could cause us to reduce or cease our operations.

We may not be able to keep up with rapid technological changes, which could
---------------------------------------------------------------------------
render our products and processes obsolete.
-------------------------------------------

Our industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the functionality, accessibility and features of our services. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate new services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

Change in technology environment and access
-------------------------------------------

Sound Revolution intends to use some existing technology, by licensing it, for our operations. Sound Revolution intends to develop software and systems to compliment existing technology and provide flexibility if existing technology changes. There is no assurance that the existing technology will perform in a standard sufficient for Sound Revolution to maintain competitiveness or be available at the time Sound Revolution anticipates a need.

Potential acquisitions and strategic investments may result in increased
------------------------------------------------------------------------
expenses, difficulties in integrating target companies and diversion of
-----------------------------------------------------------------------
management's attention
----------------------

Although we are not currently in discussions with any party, we anticipate undertaking one or more acquisitions or strategic investments in the near future to expand our range of technology and products and to gain access to new markets. Growth through acquisitions entails many risks, including the following:

         o our management's attention may be diverted during the acquisition and integration process;
         o we may face costs, delays and difficulties of integrating the acquired company's operations, technologies and personnel into our existing operations, organization and culture;
         o the adverse impact on earnings of amortizing the acquired company's intangible assets may be significant, particularly in light of the high valuations of many Internet and other information technology services companies;
         o we may issue new equity securities to pay for acquisitions, which would dilute the holdings of existing stockholders;
         o the timing of the acquisition or our failure to meet operating expectations for acquired businesses may impact adversely on our financial condition; and
         o we may be adversely affected by expenses of any undisclosed or potential legal liabilities of the acquired company, including intellectual property, employment and warranty and product liability-related problems.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Our ability to earn revenues is dependent on the Internet and on market
-----------------------------------------------------------------------
acceptance of digital entertainment.
------------------------------------

The distribution of digital music online is an emerging market. Our future revenues are dependent on consumer acceptance of paying to download music over the Internet. The growth of the Internet could slow down. Demand for new products and services on the Internet are subject to uncertainty, and most of the products and services Sound Revolution intends to offer will be new. We cannot assure you that the necessary infrastructure, such as a reliable network backbone, or complementary products will be developed or that the Internet will prove to be a viable commercial marketplace.

Because most of our anticipated customers are operators of commercial websites, demand for our services will depend in large part on continued growth in use of the Internet. If the Internet develops more slowly than we expect as a commercial or business medium, demand for our services will be lower than we expect.

We may encounter security risks on the Internet.
------------------------------------------------

The growth of E-commerce depends on the development of technology and services to allow secure transmission of confidential information over the Internet. The use of the Internet could decline if the security of on-line consumers is compromised or if consumers perceive it to be compromised. We may be required to spend money to protect against the threat of security breaches or to alleviate problems caused by such breaches. Protections against security breaches may not be available at a reasonable price or at all.

If we become subject to burdensome government regulations affecting The
-----------------------------------------------------------------------
Internet, our business could by adversely affected.
---------------------------------------------------

Sound Revolution is subject, both directly and indirectly, to various laws and regulations relating to its business. Laws and regulations applicable to the Internet are increasing. The United States Congress has enacted Internet laws regarding children's privacy, copyrights and taxation. This and other legislation could decrease the growth of the Internet, decreasing the demand for Sound Revolution's products and services. Other legislation could impose additional burdens on companies conducting business online which could increase the cost of doing business or otherwise have an adverse affect on Sound Revolution.

RISKS RELATED TO OUR SECURITIES

The securities offered may qualify as penny stocks and may affect the ability of
--------------------------------------------------------------------------------
shareholders to sell their shares
---------------------------------

The initial offering price of Sound Revolution's common shares will be $0.20, and are therefore may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act"), commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g9(d)(1) incorporates the definition of penny stock as that used in Rule 3a5l-l of the Exchange Act.

The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a5l-l provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; authorized for quotation on the NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or Sound Revolution's net tangible assets; or exempted from the definition by the Commission.

If Sound Revolution's shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in Sound Revolution's Common Stock and may affect the ability of shareholders to sell their shares.

Since our common stock has never been traded, prices for our common stock may
-----------------------------------------------------------------------------
decline after the offering and investors may have difficulty selling their
--------------------------------------------------------------------------
securities.
-----------

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his investment without considerable delay, if at all. Neither we nor our selling stockholders have engaged an underwriter for this offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the nature of our business and because we are a new public company with a limited operating history. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

         o        variations in our quarterly operating results;

         o changes in securities analysts estimates of our financial performance;

         o changes in general economic conditions and in the music retailing industry;

         o        changes in market valuations of similar companies;

         o announcements by us or our competitors of significant new contracts with artists, acquisitions, strategic partnerships or joint ventures, or capital commitments;

         o loss of a major artist, partner or joint venture participant or the failure to effectively exploit the catalogs of our musicians; and

         o        the addition or loss of key managerial and creative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

A limited number of stockholders control us, and their interests may be
-----------------------------------------------------------------------
different than yours.
---------------------

Penny Green, our Chief Financial Officer, beneficially owns approximately 78% of our outstanding common stock and Heather Remillard, our Chief Executive Officer, beneficially owns approximately 19% of outstanding common stock. These stockholders are able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may make some transactions more difficult or impossible without the support of Ms. Green and Ms. Remillard.

Some provisions of our articles of incorporation and bylaws may deter takeover
------------------------------------------------------------------------------
attempts, which may limit the opportunity of our stockholders to sell their
---------------------------------------------------------------------------
shares at a favorable price.
----------------------------

Some of the provisions of our articles of incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price.

For example, our articles of incorporation authorize the board of directors to issue up to 20,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. No shares of preferred stock are outstanding or will be outstanding upon the closing of this offering and we have no present plans for the issuance of any preferred stock. The issuance of any preferred stock, however, could diminish the rights of holders of our common stock, and therefore could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders' control.

In addition, Ms. Green's and Ms. Remillard's substantial beneficial ownership position, together with the authorization of preferred stock, and the lack of cumulative voting in Sound Revolution's Certificate of Incorporation and Bylaws, may have the effect of delaying, deferring or preventing a change in control of our company, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

We indemnify our directors against liability to Sound Revolution and our
------------------------------------------------------------------------
stockholders.
-------------

Sound Revolution's By-Laws allow for the indemnification of company Officers and Directors in regard to their carrying out the duties of their offices. The By-laws also allow for reimbursement of certain legal defenses.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Sound Revolution, Sound Revolution has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

We have never paid dividends.
-----------------------------

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of dividends.

                           FORWARD- LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including, "could" "may", "will ", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential", the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

Selling shareholders will sell at a price of $.20 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 269,814 shares of common stock offered through this prospectus. The shares include the following:

         1. 7,000 shares of common stock that two of the selling shareholders, Paul Addington and Cecilia Bravo, acquired from us in an offering that was exempt from registration under section 4(2) and regulation S of the Securities Act of 1933 and completed on September 1, 2001.

         2. 262,814 shares of common stock that the selling shareholders acquired from us in an offering that was exempt from registration under section 4(2) and regulation S of the Securities Act of 1933 and completed on July 30, 2004.

         3. The shares owned directly and indirectly by controlling shareholders Penny Green and Heather Remillard are not being registered for sale.

The following table provides as of August 20, 2004 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

         1.       the number of shares owned by each prior to this offering;
         2.       the total number of shares that are to be offered for each;
         3. the total number of shares that will be owned by each upon completion of the offering;
         4.       the percentage owned by each; and
         5. the identity of the beneficial holder of any entity that owns the shares.

-------------------------------- ---------------------- ------------- ------------------ ---------------- ----------------
    Name of Selling Stockholder     Shares Owned Prior       Percent     Maximum Number       Beneficial    Percent Owned
                                      to this Offering                  of Shares Being        Ownership             upon
                                                                                Offered   After Offering    Completion of
                                                                                                            this Offering
-------------------------------- ---------------------- ------------- ------------------ ---------------- ----------------
                Addington, Paul                  5,000             *              5,000                0                *
                Attwell, Tracey                  1,000             *              1,000                0                *
                 Bravo, Cecilia                  2,000             *              2,000                0                *
                   Bruk, Steven                 25,000             *             25,000                0                *
                Crottey, Audrey                  3,000             *              3,000                0                *
              Espinoza, Rolando                  8,000             *              8,000                0                *
          Eversfield, Christina                  1,000             *              1,000                0                *
               Eversfield, Mike                  1,000             *              1,000                0                *
                Gaudet, Annette                  2,000             *              2,000                0                *
                   Gaudet, Gina                  2,000             *              2,000                0                *
                  Gordon, Peter                  1,500             *              1,500                0                *
                  Green, Angela                 52,000             *             52,000                0                *
                  Green, Violet                 40,000             *             40,000                0                *
                   Hammer, Mark                  5,000             *              5,000                0                *
             Hartman, Stephanie                  2,000             *              2,000                0                *
                  Healey, Julia                  2,592             *              2,592                0                *
      Highland Capital Corp.(1)                 24,295             *             24,295                0                *
             Huayllasco, Yovana                  1,550             *              1,550                0                *
                   Kunos, Ancsa                  1,700             *              1,700                0                *
                 Larrivee, John                  5,000             *              5,000                0                *
                   Lower, Scott                  5,000             *              5,000                0                *
               Martinov, Sergei                  1,200             *              1,200                0                *
                 Milka, Susanne                 10,000             *             10,000                0                *
                  Muenz, George                  2,000             *              2,000                0                *
                  Paterson, Tim                  1,600             *              1,600                0                *
              Remillard, Andrew                  4,222             *              4,222                0                *
            Remillard, Jennifer                  3,518             *              3,518                0                *
                Remillard, Joan                 30,000             *             30,000                0                *
           Richardson, Caroline                  1,537             *              1,537                0                *
                    Ross, Tanya                  3,100             *              3,100                0                *
                  Russell, John                  2,000             *              2,000                0                *
              Ryan, Christopher                  1,000             *              1,000                0                *
                    Trinh, Anna                  1,000             *              1,000                0                *
              Tunnicliffe, Ryan                  5,000             *              5,000                0                *
               Watkinson, Kathy                  5,000             *              5,000                0                *
                Watkinson, Sean                  5,000             *              5,000                0                *
                Williams, Jason                  1,500             *              1,500                0                *
                   Worland, Ian                  1,500             *              1,500                0                *

*        Less than 1%
(1) Pierce Loughran has investment power and voting control over securities held by Highland Capital Corp.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

The percentages are based on the 10,269,814 shares of common stock outstanding on August 20, 2004.

Andrew Remillard is the brother of our President, Heather Remillard. Jennifer Remillard is the Heather Remillard's sister.
Joan Remillard is Heather Remillard's mother.
Angela Green is the sister of Penny Green, a director of Sound Revolution. Violet Green is Penny Green's mother.
Susanne Milka is a director of Sound Revolution.
Ryan Tunnicliffe is Vice President, Production of Sound Revolution.

Other than as disclosed above, none of the selling shareholders or their beneficial owners:
o has had a material relationship with us other than as a shareholder at any time within the past three years; or o has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

                              PLAN OF DISTRIBUITON

Once Sound Revolution's shares are quoted on the OTC Bulletin Board or similar market, and not before such time, the selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

         1. On such public markets as the common stock may from time to time be trading. Selling shareholders may sell at a fixed price of $0.20 per share until such time that the shares are quoted on the OTC Bulletin Board, at which time the shares will be sold at prevailing market prices;
         2.       In privately negotiated transactions;
         3.       Through the writing of options of the common stock;
         4.       In short sales; or
         5.       In any combination of these methods of distribution.

The sales price to the public may be:

         1.       The market price prevailing at the time of sale;
         2.       A price related to such prevailing market price; or
         3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

         1. Not engage in any stabilization activities in connection with our common stock;
         2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
         3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve Sound Revolution or any of its properties or subsidiaries.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND OFFICERS

Our Bylaws provide that we shall have a minimum of one director and a maximum of 8 directors on the board at any one time. Our current directors and officers are as follows:

NAME                 AGE        POSITION
----                 ---        --------
Heather Remillard    28         Director, President, Chief Executive Officer
Penny Green          33         Director, Secretary, Chairman, Chief
                                Financial Officer, Treasurer
Susanna Milka        29         Director
Ryan Tunnicliffe     28         Vice President, Production

The directors will serve as directors until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the board of directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Sound Revolution's affairs.

Heather Remillard, Director, President, Chief Executive Officer

Heather Remillard was appointed Vice President, Marketing at Sound Revolution in May, 2001 and then became our President and Chief Executive Officer in March, 2004. Ms. Remillard has diverse experience in business and the performing arts. She has been an entrepreneur for the past five years. Heather was the President and founder of Marmalade Productions, a sole proprietorship in the business of event production, from January 1999 to May 2001, and she was responsible for overseeing event planning of large parties, as well as event planning consulting. She planned and produced events with international DJs bringing in thousands of dollars in revenues through tickets sales and concessions. From March, 2001 to January, 2002, Heather was the hostess/interviewer for Fashionfreakz.com, taking viewers on a video journey through Vancouver's fashion wild lands. From June, 2003 to the present, Ms. Remillard has been a performer in and the producer of a Brazilian dance revue, Tropicana Girls, which performs regularly, and for which she designs all of the elaborate and original costumes. Ms. Remillard's education includes a Bachelor of Commerce with a major in marketing from the University of British Columbia, which she attended on a partial scholarship, and a Make Up Artistry Diploma from Blanche MacDonald.

Penny Green, Director, Secretary, Chairman, Chief Financial Officer, Treasurer

Ms. Green is the founder of Sound Revolution and served as President and Chief Executive Officer of Sound Revolution from May, 2001 to March, 2004. She has been a director of Sound Revolution since May, 2001 to the present, and in March, 2004 she was appointed Chairman of the Board. On August 11, 2004, Ms. Green was appointed by the Board to act as the Chief Financial Officer of Sound Revolution. Ms. Green has worked in various aspects of the entertainment industry for over 8 years, in the capacity of Associate Producer, Producer, Director and Executive Producer in various types of media, including feature film, documentary, music streaming, websites and streaming video production. From October, 2000 to April, 2004, Ms. Green was Director, President and Chief Executive Officer of Mediatelevision.tv, Inc. (formerly OTC.BB.MTVI), which, during the time Ms. Green was Chief Executive Officer, was in the business of developing original streaming media content for the Internet. Mediatelevision.tv, Inc. has changed its name to Digital Color Print, Inc. and is currently listed on the OTCBB under the stock symbol DCPI. During the past 52 weeks, the price of common shares of DCPI has ranged from $0.61 to $2.00 per share. The current trading price of the shares is $0.99 as of August 18, 2004.

Ms. Green worked as VP, Business Development of Angelaudio.com, Inc. (formerly OTC.BB.AADC), an online music distribution company, from May, 2000 to September, 2000. From April, 1999 to December, 1999 she worked as VP, Production and Programming for Payforview.com Corp (formerly OTC.BB.PAYV), building a library of online movie rights. She has been a member in good standing with the Law Society of British Columbia and has practiced law in British Columbia from May,1996 to the present. Ms. Green has a B.A. in English Literature from Trent University and an LL.B. from the University of British Columbia.

Susanne Milka, Director

Ms. Milka was appointed as a director for Sound Revolution on March 14, 2004. She has been working in the motion picture industry for the past six years. She has worked on the sets of several Hollywood films and television series, including "Scary Movie 3" "Stargate-Atlantis" and "Get Carter", as well as several Canadian feature film productions. Ms. Milka has developed expertise in various areas of film production, and most recently has been developing experience in the costume department. She has been wardrobe stylist on several commercials and music videos. Ms. Milka has recently completed courses in accounting at the British Columbia Institute of Technology, and is currently attending the UBC Sauder School of Business.

Ryan Tunnicliffe, Vice President, Production

Mr. Tunnicliffe was appointed as Vice President, Production for Sound Revolution on March 14, 2004. He has achieved success and recognition as an artist, musician and filmmaker, talents that have led him in his primary occupation for the past ten years. He was the Creative Director of Mediatelevision.tv, Inc. from October, 2000 to September, 2003 and while there he was the director, editor and co-creator of Fashionfreakz.com. During the past eight years Mr. Tunnicliffe has directed eight short films, three of which have been sold to the Canadian Broadcasting Corporation. He was invited to participate in the 2001 European Arts Festival as a filmmaker. From September, 2003 to the present, Mr. Tunnicliffe has been working on several multimedia projects as an editor and sound mixer through his sole proprietorship, Spaceship Studios. He was Director of Photography for Katrin Bowen's short film "Almost Forget My Bones" which played the short film Market in Cannes, France in 2004. His experience includes producing web casts and interviews for such high profile bands as Atlantic recording artist Bif Naked, and Vancouver bands Rhymes with Orange and Pilgrims of the Mind. Mr. Tunnicliffe has a Bachelor of Fine Arts from the Emily Carr Institute of Design.

SIGNIFICANT EMPLOYEES

Other than the executive officers described above, Sound Revolution does not expect any other individuals to make a significant contribution to our business.

FAMILY RELATIONSHIPS

There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

AUDIT COMMITTEE

The Audit Committee is currently composed of one member who is independent within the meaning of the NASD listing standards and who is otherwise qualified to serve on the Audit Committee under those standards. Sound Revolution's board of directors has determined that Sound Revolution does not have an audit committee financial expert serving on its audit committee. The board of directors has determined that the cost of hiring a financial expert to act as a director of Sound Revolution and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee. We have allocated $10,000 annually for independent legal and financial advice to the audit committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of August 20, 2004, of our common stock by each of our directors, and by all executive officers and by our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

TITLE OF   NAME & ADDRESS              AMOUNT AND NATURE         PERCENT
CLASS      OF BENEFICIAL OWNER         OF BENEFICIAL OWNER       OF CLASS
----------------------------------------------------------------------------

Common   Heather Remillard                2,000,000             19.47%
         125A- 1030 Denman Street         owned directly
         Vancouver, BC V6G 2M6

Common   Penny O. Green                   8,000,000             77.90%
         1904 West 16th Avenue            (1)
         Vancouver, BC  V6J 2M4

Common   Susanne Milka                    10,000                   *
         1352 West 7th Avenue             owned directly
         Vancouver, BC V6H 3W5

Common   Ryan Tunnicliffe                 5,000                    *
         345 West 11th Avenue, Unit 4     owned directly
         Vancouver, BC V5Y 1T3

Common    All Officers and                10,015,000            97.52%
          Directors as a Group

* Less than 1%

(1) Penny O. Green owns 2,000,000 common shares in her name directly and also has control over 6,000,000 common shares owned by Bacchus Entertainment Ltd., a company over which she has voting control and investment power.

Other than Penny Green and Heather Remillard, no person beneficially owns more than 5% of our outstanding common stock.

CHANGES IN CONTROL

There are currently no arrangements which would result in a change in control of Sound Revolution.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of Sound Revolution consists of 80,000,000 Common Shares, $0.0001 par value and 20,000,000 preferred shares, par value $0.0001. Holders of the Common Stock have no preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Sound Revolution, whether voluntary or involuntary, to share equally in the assets of Sound Revolution available for distribution to stockholders. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of Common Stock not to exceed the amount authorized by Sound Revolution's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

The above description concerning the Common Stock of Sound Revolution does not purport to be complete. Reference is made to Sound Revolution's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at Sound Revolution's offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders.

VOTING RIGHTS

Each holder of Common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of Sound Revolution's Common Stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. Sound Revolution does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Sound Revolution's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

STOCK TRANSFER AGENT

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

The 269,814 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933. Other than 10,000 shares owned by Susanne Milka, our director, and 5,000 shares owned by Ryan Tunnicliffe, our Vice President, Production, no shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 10,000,000 of our outstanding shares are held by affiliates: Penny Green owns 2,000,000 shares in her name and controls 6,000,000 shares through Bacchus Entertainment Ltd., of which she has voting control and investment power, for a total of 8,000,000 shares, all of which have been held for more than one year. Heather Remillard owns 2,000,000 shares which have been held for more than one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 8,000,000 outstanding restricted securities held by Ms. Green, a director of Sound Revolution, are subject to the sale limitations imposed by Rule 144. The 2,000,000 outstanding restricted securities held by Heather Remillard, Sound Revolution's President, are subject to the sale limitation imposed by Rule 144. The 5,000 shares held by Ryan Tunnicliffe, our Vice President, Production are subject to the sale limitation imposed by Rule 144. The 10,000 shares held by Susanne Milka, a director of Sound Revolution, are subject to the sale limitation imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

ACCOUNTANTS

Our Audited Financial Statements for the years ended February 28, 2003 and February 29, 2004 have been included in this prospectus in reliance upon Peterson Sullivan PLLC, as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Thomas A. Braun.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000. We are a partially owned subsidiary of Bacchus Entertainment Ltd., a company incorporated in British Columbia which is 100% owned by Penny Green.

Our President, Heather Remillard, and our Chairman and Chief Financial Officer, Penny Green, were our only promoters.

                             DESCRIPTION OF BUSINESS

Sound Revolution Inc. was incorporated as a Delaware company on June 4, 2001.

During the last three years, Sound Revolution has been developing products and services that will assist artists in generating new revenue streams available in the digital economy. Our primary efforts have involved two areas. We have been developing a business model for a website that will combine music and charitable causes for the sale of digital music. Also, we have been developing the functional specifications for software that will allow artists and record labels to maximize sales potentials to new and existing fans through carefully managed relationships. We intend to make available related products and services which will assist artists in marketing their music online.

THE MUSIC INDUSTRY

The music business is highly competitive and dominated by major companies. Sound Revolution faces competition for discretionary consumer purchases of its products from other record companies and other entertainment sources, such as film and video companies. Several major record companies in the United States including Sony Corp., Universal Music Group Bertelsmann AG, and Time Warner, Inc. dominate the market for music sales.

ONLINE MEDIA DISTRIBUTION INDUSTRY

Consumers are changing the fundamental ways that they interact with content, as traditional methods of delivery are being replaced by new digital technologies that offer customers more choices and customization. This trend has been fueled by the rapid growth of the Internet and new technologies allowing for compression of digital content.

International Data Corporation ("IDC") has anticipated that worldwide broadband connections will increase from 34.8 million in 2001 to 197.8 million in 2006. IDC has estimated that the number of people accessing the Internet will continue to increase from approximately 507 million users worldwide in 2001 to 963 million in 2006. We believe that as the flow of digital media to consumers via the Internet increases, consumers will increasingly seek products that help them to find, access and filter available content, particularly in relation to digital music. Forrester Research estimates that U.S. sales of digitally downloaded music will exceed $2 billion by 2007. We intend to assist artists and record labels in increasing their music sales by developing products and services that find, access and filter digital music for consumers.

OUR PRODUCTS AND SERVICES

Fanpro(TM)
----------
Sound Revolution is in the early stages of developing a fan management software product that we hope will enable artists to maintain a database of fans (customers) through an email contact management system, and through which we will assist artists in maximizing the potential of sales to each contact. We intend to build the software to encompass the following primary features:

         o Identification and maintenance of fans through an online database
         o        Database to store specific information relating to fans
         o Set functions to allow distribution of promotions and news to selected fans
         o Automatic pop ups from a musician's website to collect fan information
         o Other online membership sign up which is connected to a database
         o Templates for promotions such as pre releasing new songs for a fee to a fan base and advertising live events
         o        Collection of annual fan membership fees

Our intensions are to build the core software ourselves, and to add special features through the acquisition or licensing of software components already developed.

Charitytunes.com
----------------
Sound Revolution is developing a website which will sell digital music downloads to customers and allow customers to choose from a selection of charities which will receive a percentage of the purchase price of the songs. We are in the initial stages of developing the website and in obtaining rights to music. We are currently in discussions with several charities to secure their participation in the project. We are also negotiating for acquisition of digital distribution rights to music. The website will serve as a showcase for music as well as allowing certain charities to present their causes, raising awareness and money for the charities.

Digital Music Distribution
--------------------------
Sound Revolution has been developing digital music distribution services for musician, managers and record labels. We intend to specialize in the distribution of digital media. For a percentage of sales, plus marketing fees, we will work with artists to assist them in distributing their music through online sources. Our services may include assisting artists in distributing their music through established websites such as itunes. Sound Revolution intends to assist artists in developing their online presence and popularity so that they have enough hits and sales to qualify for listings on major online websites, and then hope to be able to assist them in managing relationships with those websites. We also intend to develop relationships with online distributors of music and other new digital media distributors of music. We intend to build a library of exclusive digital music rights.

Music Production and Marketing Services
---------------------------------------
We have leased a studio with all of the equipment required to record music and to develop high quality online music marketing products such as websites, emails, webcasts and videos. We have arrangements with talented individuals in all aspects of multimedia production, so that they are available to us on a contract by contract basis, enabling us to offer multi media production services to artists. We intend to offer marketing incentives through key placement on our charity website to entice artists to purchase our music marketing services.

Additional Products and Services
--------------------------------
Sound Revolution has signed up with several affiliate and partner programs to offer services to artists that compliment the fan management services we are developing. Our partners so far include Paypal, which will enable artists to charge customers directly for their music or other products, Netnation Communications Inc., through which we can refer artists for various web hosting and email packages, and Domain People, where we can refer artists to obtain domain names. We are currently seeking other partners and affiliates that offer services and products which are complimentary to fan management.

OUR DISTRIBUTION METHODS

We intent to distribute our digital music online through seamless digital integration. We are currently reviewing several music distribution end to end solutions, such as OD2media, Liquid Ditigal and MusicNet to determine whether there is a solution available to meet our needs. If we cannot find such a solution, we intent to hire one or more contractors to develop a customized proprietary platform for distribution of digital music.

NEW PRODUCTS AND SERVICES

Charitytunes.com and FanproTM are both new services which we intend to develop, and both are in the initial stages of development. Our goal is to develop the first phase of charitytunes.com by the end of 2004 and to launch the website in spring, 2005. We intend to have the functional specifications of our FanproTM software completed by early 2005 and we intend to have the software fully developed and ready for distribution by the summer of 2005.

OUR COMPETITIVE POSITION

Our digital music sales business will face competition from traditional retail music distributors such as Tower Records as well as online retailers such as Amazon.com. These retailers may include regional and national mall-based music chains, international chains, deep-discount retailers, mass merchandisers, consumer electronics outlets, mail order, record clubs, independent operators and online physical retail music distributors, many of which have greater financial and other resources than we do. To the extent that consumers choose to purchase media in non-electronic formats, it may reduce our sales, reduce our gross margins, increase our operating expenses and decrease our profit margins in specific markets.

Our online music services competitors include Listen.com, the provider of the Rhapsody service and a subsidiary of RealNetworks, Inc., Apple Computer's iTunes Music Store, Buy.com, Inc., MusicNet, a joint venture between, among others, AOL Time Warner and RealNetworks, MusicMatch and other online efforts, including those of leading media companies. We anticipate competition for online music distribution service revenue from a wide range of companies, including broadband Internet service providers such as Yahoo! and MSN as well as from e-tailers such as Amazon.com, Bestbuy.com, Dell Computers, Virgin and Walmart.com.

Our online music services also face significant competition from free peer-to-peer services, such as KaZaA, Morpheus, Grokster and a variety of other similar services that allow computer users to connect with each other and to copy many types of program files, including music and other media, from one another's hard drives, all without securing licenses from content providers. The legal status of these free services is uncertain, because although some courts have found that these services violate copyright laws, other services have been found to not violate any copyright laws, particularly in the case of Grokster. Additionally, enforcement efforts against those in violation have not effectively shut down these services, and there can be no assurance that these services will ever be shut down. The ongoing presence of these "free" services substantially impairs the marketability of legitimate services, regardless of the ultimate resolution of their legal status.

Many of our competitors have significantly more resources than we do, including access to content, and some of our competitors may be able to leverage their experience in providing online music distribution services or similar services to their customers in other businesses. Some of these competitors may be able to offer goods and services at a lower price than we can. In addition, competing services may be able to obtain more or better music content or may be able to license such content on more favorable terms than we can, which could harm the ability of our online music services to compete effectively in the marketplace.

The Internet and media distribution industries are undergoing substantial changes, which have resulted in increased consolidation. Many companies in these industries have been going out of business or are being acquired by competitors. As a result, we may be competing with larger competitors that have substantially greater resources than we do. We expect this consolidation and strategic partnering to continue. Acquisitions or strategic relationships could harm us in a number of ways. For example:

         o competitors could obtain exclusive access to desirable music content, thus decreasing our ability to offer the music content that audiences most desire;
         o competitors could obtain exclusive access to certain distribution channels which could decrease our ability to distribute music;
         o suppliers of important or emerging technologies could be acquired by a competitor or other company which could prevent us from being able to utilize such technologies in our offerings, and disadvantage our offerings relative to those of competitors;
         o a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and
         o other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

Any of these events could put us at a competitive disadvantage, which could cause us to lose customers, revenue and market share. They could also force us to expend greater resources to meet new or additional competitive threats, which could also harm our operating results. We believe that consumers in the 35+ age group would be interested in a website which would allow them to buy music and at the same time benefit a charity or cause of their choice. We also believe that the 35+ age group is less likely to use file sharing services because they may be less comfortable with technology, and more likely to respect copyright laws. Accordingly, a significant market sector that we will focus our marketing efforts for our charity music website will be these older consumers. To do so we must recruit the best of those established and highly visible artists with whom this constituency identifies. It is certain that our ability to recruit such recording artists and effectively market to this audience will play a significant role in our success as a company. Management believes that Sound Revolution will achieve success in achieving these goals for the following reasons:

         o Major labels are top-heavy and have high overheads, and may not be interested in producing and promoting new content by older artists who cannot generate the raw sales volume required for them to break even and profit.

         o Sound Revolution's overhead is significantly lower than the majors, and our break-even points are much lower and therefore we have to sell far fewer units to establish our desired margins with our major artists.

         o Sound Revolution allows artists to communicate and make sales directly to their fans. Whereas most independent labels must first sell to and then pay distribution companies to make their products available to consumers Sound Revolution requires no middleman.

Accordingly, Sound Revolution's breakeven points may be substantially lower then our independent competitors resulting in gross margins on a per unit basis that are significantly increased.

We believe that the following factors may give us a competitive edge:

         o We believe that there are no other companies currently offering an integrated system of products and services that we intend to offer.

         o We engage leaders and innovators from related fields to assist us in the development of our business plans and in choosing and developing our products and services.

         o We have been careful to keep our costs down by limiting the number of employees.

         o Many of the members of our production teams and many of the other independent

         o Many of the contractors hired by Sound Revolution work from home, and most of them use their own equipment and computers to create media or provide us with other services. We hope that this will allow us to scale up our infrastructure if we are able to secure more contracts to produce digital media or if licensing agreements allow us to create more content in house. We believe that in today's volatile market place, it is essential to have an easily scaled infrastructure.

         o Due to the increasing number of established artists looking to release new content Sound Revolution believes there are plenty of artists to sign. Sound Revolution's business model represents an opportunity for artists to achieve a goal of profiting from their release, as well as continuing to sell products to the same customer through a relationship that we will manage, whereas elsewhere in the industry this may not be possible.

SOURCES AND AVAILABILITY OF RAW MATERIALS

As of the date of this prospectus, we have no need for raw materials or suppliers.

CUSTOMER BASE

As of the date of this prospectus, we have very few customers. If we are able to establish a customer base in the future, we may become dependent on a few major customers.

INTELLECTUAL PROPERTY

We own the copyright in the websites www.soundrevolution.net and www.charitytunes.com. We are in the process of applying to the US Patent and Trademark Office for trademark registration for Fanpro(TM), the software for which we are currently developing design specifications.

LEGISLATION AND GOVERNMENT REGULATION

Laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. In addition to recent laws enacted by the United States Congress regulating children's privacy, copyrights and taxation, Sound Revolution is subject to rules and regulations around the world which effect the business of the Internet. Also, because Sound Revolution carries on business in Canada, it is subject to laws regarding employment, taxes and other regulatory issues for its Canadian operations.

The European Union recently enacted its own privacy regulations that may result in limits on the collection and use of certain user information. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business on the Internet. Furthermore, the Federal Trade Commission has recently investigated the disclosure of personal identifying information obtained from individuals by Internet companies. Evolving areas of law that are relevant to our business include privacy law, proposed encryption laws, content regulation and sales and use tax. For example, changes in copyright law could require us to change the manner in which we conduct business or increase our costs of doing business. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm us by subjecting us to liability or forcing us to change how we do business.

RESEARCH AND DEVELOPMENT

On July 23, 2004, Sound Revolution conducted its first Business Development Think Tank. Participants included Sound Revolution's Chief Financial Officer, Penny Green, our Vice President of Production, Ryan Tunnicliffe, and four other participants with various industry backgrounds. Each of the participants, except Ms. Green, were compensated with 2,000 shares of our common stock, valued at $0.20 per share, for total compensation of $2,000. Sound Revolution also issued 4,500 shares, valued at $0.20 per share, totaling $900 as compensation for research services regarding the online music industry. Other than these expenses, we have not spent any money on research and development. Management has engaged in online research to develop our business plan, and to assist us in choosing technology partners. We are in the process of setting up a series of focus groups through which we intend to review and further develop our content and marketing plans for charitytunes.com.

ENVIRONMENTAL LAW COMPLIANCE

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES

As of August 15, 2004, we have no part time or full time employees. As of August 15, 2004 we have three contractors who work part time on a regular basis, our President, Heather Remillard, our Chairman and Secretary, Penny Green, and our Vice President, Production, Ryan Tunnicliffe.

We also engage independent contractors in the areas of marketing, web design, accounting, sales, business development and legal services. None of our employees are represented by a collective bargaining unit, and we consider our relations with our employee and contractors to be good.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Other information may be obtained from our Company website, http://www.soundrevolution.net.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

OVERVIEW

Sound Revolution is a development stage company and our efforts have been principally devoted to developing products and services that will enable musicians to market their music and music related products online.

We anticipate that our business will incur significant operating losses in the future. At this time, we believe that our success depends on our ability to complete development of our products and services and bring them to market quickly.

Sound Revolution's existence is dependent upon management's ability to develop profitable operations and resolve it's liquidity problems. Management anticipates Sound Revolution will attain profitable status and improve its liquidity through the continued developing of its products and services, establishing a profitable market for Sound Revolution's products and additional equity investment in Sound Revolution.

In order to improve Sound Revolution's liquidity, Sound Revolution is actively pursuing additional equity financing through discussion with investment bankers and private investors. There can be no assurance Sound Revolution will be successful in its effort to secure additional equity financing. If Sound Revolution is unable to raise equity or obtain alternative financing, Sound Revolution may not be able to continue operations with respect to the development of its website charitytunes.com, or the development of its fan management software and the Company may have to cease development activities.

If operations and cash flow continue to improve through these efforts, management believes that Sound Revolution can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

If we are able to raise sufficient funds, we intend to spend $10,000 over the course of the next year to develop our website charitytunes.com and another $10,000 in the development of our fan management software. If we are able raise additional financing, we expect to expand our operations with the purchase of $3,000 worth of major equipment. Sound Revolution's business plan provides for an increase of 4 part time contractors in the next 12 months.

RESULTS OF OPERATIONS

Sound Revolution sustained a net loss of $1,632 for the year ended February 29, 2004 and $7,238 for the three months ended May 31, 2004, respectively. Losses during that period were primarily attributable to the development of our websites and administrative fees.

Sound Revolution had no revenues for the period ending May 31, 2004. Sound Revolution had revenues of $4,117 for the year ending February 29, 2004 which consisted of $4,117 from the proceeds from a live event which was produced by Sound Revolution. The event, entitled SHOW!, featured a showcase of local artists and musicians. Sound Revolution intends to have one or two events over the next few years, but does not anticipate that the production of events to be a significant revenue source in the future.

As of May 31, 2004, we had a deficit in working capital of approximately $12,603. We intend to continue to make financial investments in marketing, content, technology, software development and website development. Sound Revolution expects to have revenues from digital music sales and fan management services within the year. Sound Revolution expects to incur substantial losses over the next year.

We have entered into various partnership and affiliate agreements in order to offer additional services to our anticipated customers. We expect that we will continue to enter into such arrangements.

We have been negotiating with companies to build marketing alliances. These alliances may involve significant amounts of intangible assets, or non-cash charges that may affect our operating results over the next several fiscal periods.

LIQUIDITY AND CAPITAL RESOURCES

As a result of Sound Revolution's operating loss of $20,198 from its inception on June 4, 2001 through May 31, 2004, Sound Revolution generated a cash flow deficit of $20,198. Sound Revolution met its cash requirements during this period through the receipt of $14,869 of cash advanced by Sound Revolution's Chairman as well as $8,959 received in exchange for the sales of Sound Revolution's common stock in a private placement to sophisticated investors.

While Sound Revolution has raised capital to meet its working capital requirements in the past, additional financing is required, in order to meet current and projected cash flow deficits from operations. Sound Revolution plans to seek financing in the form of equity and debt. Sound Revolution believes that once it goes fully reporting and obtains a listing, it will be able to attain sufficient equity financing through the sale of its securities in order to continue its current level of operations. Until that time, Sound Revolution's President will be deferring any cash compensation, as will Sound Revolution's Chairman and Chief Financial Officer. Sound Revolution will continue to engage outside contractors and consultants who are willing to be paid in stock rather than cash, which will mitigate Sound Revolution's deficiency in liquidity. Expenses incurred which cannot be paid in stock, such as Auditors fees, will be paid through cash. If the cash in our account is insufficient to cover our Auditor fees, we will cover our expenses through shareholders loans from Sound Revolution's Chairman until such time as Sound Revolution can raise sufficient equity financing. Sound Revolution anticipates these expenses to be no more than $15,000 per year to maintain operations. While Sound Revolution believes these measures will sufficiently address Sound Revolution's deficiency in liquidity, there are no assurances Sound Revolution will be successful in raising the funds required. If Sound Revolution is unable to raise the necessary funds, Sound Revolution may not be able to pay its internet hosting fees, making Sound Revolution's website and content unavailable to the public, and Sound Revolution may not be able to pay its auditor which could result in failure to comply with accounting disclosure requirements.

As of May 31, 2004, Sound Revolution borrowed $14,869 from Company's Chairman, Penny Green. The funds from the loan were used for working capital purposes. The loan is interest free and there are no specific repayment terms.

As Sound Revolution continues to expand, Sound Revolution will incur additional costs for personnel. In order for Sound Revolution to attract and retain quality personnel, management anticipates it will continue to offer competitive salaries, issue common stock to consultants and employees, and grant Company stock options to current and future employees.

The effect of inflation on Sound Revolution's revenue and operating results was not significant. Sound Revolution's operations are located primarily in Canada and there are no seasonal aspects that would have a material effect on Sound Revolution's financial condition or results of operations.

Sound Revolution's independent certified public accountants have stated in their report dated May 3, 2004 included herein, that Sound Revolution has incurred operating losses from its inception, and that Sound Revolution is dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about Sound Revolution's ability to continue as a going concern.

New Accounting Standards

Statement of Financial Accounting Standards ("SFAS") No. 147 gives guidance on accounting for the acquisition of financial institutions (effective for acquisitions on or after October 1, 2002). SFAS No. 148 clarifies treatment of stock-based compensation (effective for fiscal years ending after December 15, 2002). SFAS No. 149 amends existing standards on derivatives (effective for derivatives entered into or modified after June 30, 2003). SFAS No. 150 gives guidance on the accounting for certain financial instruments with characteristics of both liabilities and equity (effective for financial instruments entered into after May 31, 2003). Financial Accounting Standards Board Interpretation No. 46 requires consolidation of certain variable interest entities (effective for fiscal years ending after December 15, 2003). These new standards do not have an effect on the Company's consolidated financial statements.

                             DESCRIPTION OF PROPERTY

Our offices and studio are located at 507 - 3955 Gravely Street, Burnaby, British Columbia, telephone (604)780-3914, fax (604) 408 5177. The studio, which is approximately 500 square feet, is located within Greenhouse Studios Inc. a studio which offers music production services. We lease the premises and equipment from Ryan Tunnicliffe, who is an officer of Sound Revolution. We pay Mr. Tunnicliffe $200.00 per month for the facilities. The property is equipped with full music production and multimedia production facilities, including the following: Computer DAW Running Emagic Logic, Nuendo and Pro tools Computer Non-Linear Editing System, 210gb Adobe Premeire, After Effects Roland JV-30 midi controller Yamaha RM1x Midi Sequencer Emu Launch Pad Midi Controller Korg Electribe ES Groove Sampler Yamaha Ry-30 Rhythm Programmer Korg MicroKorg Synthesiser, Ensoiq DP4+, Aphex Aural Exciter, Emu ESI-4000 Sampler Lexocon Vortex Signal Processor, DeltaLab Effectron Delay Line, Symtrix SG-200 Dual Signal Gates (2), Spirirt Folio Mixer, Videoonics Mx1. video mixer, Yamaha cs-10 Vintage Analog Synth, Yamaha cs-15, Vestex Turntables and Mixer Sony TRV-900 3CCD DV, Canon Vistua Digital Video Camera, and an Audio Technica 291b Mic. A copy of the lease agreement is attached as Exhibit No. 10.2. Internet connection and fax are included in our monthly lease payment. We pay an additional fee for our telephones.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000. We are a partially owned subsidiary of Bacchus Entertainment Ltd., a company incorporated in British Columbia which is 100% owned by Penny Green.

Our President, Heather Remillard, and our Chairman and Chief Financial Officer, Penny Green, were our only promoters.

                  MARKET FOR COMMON EQUITY AND RELATED MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board ("OTCBB"), once our registration statement has been declared effective by the Securities and Exchange Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTCBB. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

As of August 20, 2004, there were 41 holders of record of our common stock.

                             EXECUTIVE COMPENSATION

Sound Revolution has paid the following compensation to its executives for the past three years:

                                                  Annual Compensation             Long Term Compensation
                                      ------------------------------------------- ---------------------------------
                                                                                  Awards                 Payouts
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
Name and Principal Position           Year (1)   Salary Bonus   Other Annual      Restricted   Securities   LTIP    All Other
                                                 ($)    ($)     Compensation ($)  Stock        Underlying   Payouts Compensation
                                                                                  Awards       Options/SARs
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
Heather Remillard,
Chief Executive Officer & President   2004       0      0       2,249    (2)      0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2003       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2002       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
Penny Green,
Chief Financial Officer & Chairman    2004       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2003       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2002       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
Susanne Milka
Director                              2004       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2003       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2002       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
Ryan Tunnicliffe
Director                              2004       0      0       298   (3)         0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2003       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------
                                      2002       0      0       0                 0            0         0          0
------------------------------------- ---------- ------ ------- ----------------- ------------ --------- ---------- -----------

      (1) 2004, 2003 and 2002 refer to fiscal years ended February 29, 2004, February 28, 2003 and February 28, 2002, respectively. (2) Ms. Remillard was paid $2,249 for the production and promotion of Sound Revolution's event, SHOW! (3) Mr. Tunnicliffe received $298 for an advance on music licensing revenues pursuant to a music distribution agreement he signed with Sound Revolution on August 1, 2003.

                              FINANCIAL STATEMENTS

The response to this Item is included as a separate Exhibit to this report. Our Audited Financial Statements for the years ended February 28, 2003 and February 29, 2004 are attached as pages F-1 through F-10 and our unaudited Financial Statements for the quarter ended May 31, 2004 have been included in this prospectus as pages F-11 through F-19.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

The accounting firm of Peterson Sullivan, PLLC, Certified Public Accountants, audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS
                   ------------------------------------------

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102 of the Delaware General Corporation Law ("DGCL") as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the registrant as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the registrant, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         o for any breach of the director's duty of loyalty to the registrant or its stockholders;
         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
         o under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law.

Our Bylaws provide that:

         o we may indemnify our directors and officers to the fullest extent permitted by Delaware law;
         o we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our Board of Directors; and
         o we may advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

The indemnification provisions contained in our Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Reference is made to the Registrant's Certificate of Incorporation filed as
Exhibit 1 and to the Registrant's By-Laws filed as Exhibit 2 to this document

We have no directors and officers liability insurance at this time. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows

Securities and Exchange Commission filing fee                        $        7
Legal fees and expenses*                                                  1,500
Accounting fees and expenses*                                            10,500
Printing  & Marketing expenses                                              N/A
Miscellaneous*                                                              300
                                                                      ---------
                                                        Total         $  12,307
                                                                      =========
                                       32

                     RECENT SALES OF UNREGISTERED SECURITIES

In June, 2001, we issued 2,000,000 shares of our common stock to our founder, Penny Green, an "accredited" investor, for $200. In June, 2001, for $600 we issued 6,000,000 shares of our common stock to Bacchus Entertainment Ltd., a company controlled and owned by Penny Green. In June, we issued 2,000,000 shares to Heather Remillard, our President, for $7,254. These transactions did not involve a public offering and were exempt from registration in the U.S. pursuant to Section 4(2) and regulation S of the Securities Act of 1933.

In September, 2001, we issued 7,000 shares of our common stock at a price of CND $0.20 per share, or aggregate proceeds of 1,400. Our offering was made available to residents of British Columbia, Canada through exemptions to family and friends of the directors and officers. These transactions did not involve a public offering and were exempt from registration in the U.S. pursuant to
Section 4(2) and regulation S of the Securities Act of 1933. All of these investors were "accredited" investors.

In July, 2004, we issued 248,314 shares of our common stock at a price of USD$0.20 or CND$0.27 per share, or aggregate proceeds of USD$49,662.80. Our offering was made available to residents of British Columbia, Canada through exemptions for business associates, friends and family of Sound Revolution. These transactions did not involve a public offering and were exempt from registration in the U.S. pursuant to Section 4(2) and regulation S of the Securities Act of 1933. All of these investors were "accredited" investors.

In July, 2004, Sound Revolution issued 14,500 shares of our common stock in payment for consulting services, valued cumulatively at $2,900, or USD$.20 per share. The following lists the individuals to which the shares were issued and their relationship to Sound Revolution:

Name                Number of shares         Relationship to Company
--------------------------------------------------------------------------------
Chris Russell            2,000               Business development Consultant

Angela Green             2,000               Business development Consultant

Stephanie Hartman        2,000               Business development Consultant

Ryan Tunnicliffe         5,000               Vice President, Production

George Muenz             2,000               Business development Consultant

Peter Gordon             1,500               Business development Consultant

These issuances were considered exempt from registration under Section 4(2) of the Securities Act of 1933 (transactions by an issuer not involving any public offering).

                                    EXHIBITS

Exhibit Number Exhibit Description
-------------- -------------------

3.1               Articles of Incorporation as filed with the Delaware Secretary of State on June 4, 2001
3.2               Bylaws
4                 Instrument Defining the Right of Holders - Form of Share
                  Certificate
5                 Legal Opinion
10.1              Music Distribution Agreement with Ryan Tunnicliffe
10.2              Lease Agreement with Ryan Tunnicliffe
10.3              Business Development Think Tank Agreement with Ryan
                  Tunnicliffe
21                Subsidiaries of Sound Revolution Inc.
23.1              Consent of Legal Expert
23.2              Consent of Auditor

                                  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         o to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         o reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         o include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against the liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this registration statement, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

6. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

7. For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 20th day of August, 2004.

                                                   SOUND REVOLUTION INC.

                                                   By: /s/ Heather Remillard
                                                       ------------------------
                                                       President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                    TITLE                               DATE
----------                    -----                               ----

/s/ Heather Remillard         Director, Chief Executive
    Officer,   President                August 20,2004
---------------------------
Heather Remillard

/s/ Penny Green               Director, Chief Financial Officer   August 20,2004
---------------------------
Penny Green

/s/ Susanne Milka             Director                            August 20,2004
---------------------------
Susanne Milka

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       FINANCIAL STATEMENTS AND SCHEDULES

                                FEBRUARY 29, 2004

                              SOUND REVOLUTION INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              SOUND REVOLUTION INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                                                                        Page No.
                                                                        --------
Report of Independent Certified Public Accountants                           F-3

Consolidated Balance Sheet at February 29, 2004                              F-4
Consolidated Statement of Operations for the Period
              June 4, 2001 (date of inception) to February 29, 2004          F-5
Consolidated Statement of Loss for the Period June 4, 2001
              (date of inception) to February 29, 2004                       F-6
Consolidated Statement of Stockholders' Equity for the Period
              June 4, 2001 (date of inception) to February 29, 2004          F-7
Consolidated Statement of Cash Flows for the Period June 4, 2001
              (date of inception) to February 29, 2004                       F-8
Notes to Consolidated Financial Statements                            F-9 - F-11

INTERIM CONDENSED CONSOLIDATED FINAICIAL STATEMENTS (UNAUDITED) Condensed
Consolidated Balance Sheet as of May 31, 2004                               F-12
Consolidated Statement of Operations for the three months ended
              May 31, 2004 and 2003 and for the Period June 4, 2001
              (date of inception) to May 31, 2004                           F-13
Consolidated Statements of Comprehensive Income for the three months ended May 31, 2004 and May 31, 2003 and for the Period
              June 4, 2001 (date of inception) to May 31, 2004              F-14
Consolidated Statements of Stockholders' Equity for the three months ended May 31, 2004 and May 31, 2003 and for the Period
              June 4, 2001 (date of inception) to May 31, 2004              F-15
Consolidated Statements of Cash Flows for the three months ended May 31,
              2004 and May 31, 2003 and for the Period June 4, 2001
              (date of inception) to May 31, 2004                           F-16
Notes to Consolidated Financial Statements                            F-17 - F19

PETERSON SULLIVAN PLLC
601 UNION STREET SUITE 2300 SEATTLE WA 98101 (206) 382-7777 FAX 382-7700
                          CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors
    and Shareholders
Sound Revolution, Inc.
   and Subsidiary
Vancouver, BC Canada

We have audited the accompanying consolidated balance sheets of Sound Revolution, Inc. (a development stage company) and Subsidiary as of February 29, 2004, and February 28, 2003, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for the years then ended, and for the period from June 4, 2001 (date of inception) to February 29, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sound Revolution, Inc. (a development stage company) and Subsidiary as of February 29, 2004 and February 28, 2003, and the results of their operations and their cash flows for the years ended February 29, 2004, and February 28, 2003, and for the period from June 4, 2001 (date of inception) to February 29, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not been able to generate significant revenues to date and as a result has an accumulated deficit of $12,960 at February 29, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peterson Sullivan PLLC

May 3, 2004
Seattle, Washington

                      SOUND REVOLUTION, INC. AND SUBSIDIARY
                          (A Development Stage Company)
                CONSOLIDATED BALANCE SHEETS February 29, 2004 and
                                February 28, 2003

     ASSETS                                               2004           2003
                                                       -----------   -----------
Current Asset
  Cash                                                 $       79    $      499

Music rights                                                  298
                                                       -----------   -----------
                                                       $      377    $      499
                                                       ===========   ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Due to stockholder                                   $    5,611    $    3,489
  Accounts payable                                                          175
                                                       -----------   -----------
        Total current liabilities                           5,611         3,664

Stockholders' Equity
   Common stock, $.0001 par value, 80,000,000
     common shares authorized; 10,007,000 shares
     issued and outstanding                                 1,001         1,001
   Additional paid-in capital                               7,958         7,958
   Deficit accumulated during the development stage       (12,960)      (11,328)
   Accumulated other comprehensive income (loss)           (1,233)         (796)
                                                       -----------   -----------
                                                           (5,234)       (3,165)
                                                       -----------   -----------
                                                       $      377    $      499
                                                       ===========   ===========

                 See Notes to Consolidated Financial Statements


                        SOUND REVOLUTION, INC. AND SUBSIDIARY
                            (A Development Stage Company)

                        CONSOLIDATED STATEMENTS OF OPERATIONS
          For the Years Ended February 29, 2004 and February 28, 2003, and for the Period from June 4, 2001 (Date of Inception) to February 29, 2004

                                                                        Cumulative
                                                                        During the
                                                                        Development
                                            2004           2003            Stage
                                       -------------   -------------   -------------
Revenues                               $      4,117    $         --    $      4,117

Expenses
  Marketing                                   4,903             967          10,863
  Professional fees                             368             423           1,722
  General and administrative                    478           1,246           4,492
                                       -------------   -------------   -------------
     Total expenses                           5,749           2,636          17,077
                                       -------------   -------------   -------------
     Net loss                          $     (1,632)   $     (2,636)   $    (12,960)
                                       =============   =============   =============

Net loss per common share (basic and
    fully diluted)                     $      (0.00)   $      (0.00)   $      (0.00)
                                       =============   =============   =============

Weighted average number of common
    shares outstanding                   10,007,000      10,007,000       9,849,419
                                       =============   =============   =============

                   See Notes to Consolidated Financial Statements

                                         F-5


                           SOUND REVOLUTION, INC. AND SUBSIDIARY
                               (A Development Stage Company)

                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
             For the Years Ended February 29, 2004 and February 28, 2003, and
        for the Period from June 4, 2001 (Date of Inception) to February 29, 2004


                                                                              Cumulative
                                                                              During the
                                                                              Development
                                                 2004            2003            Stage
                                             -------------   -------------   -------------
Net loss                                     $     (1,632)   $     (2,636)   $    (12,960)

Other comprehensive income (loss)
   Foreign currency translation adjustment           (437)           (137)         (1,233)
                                             -------------   -------------   -------------

     Comprehensive loss                      $     (2,069)   $     (2,773)   $    (14,193)
                                             =============   =============   =============

                      See Notes to Consolidated Financial Statements

                                            F-6




                                           SOUND REVOLUTION, INC. AND SUBSIDIARY
                                               (A Development Stage Company)

                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (LOSS) EQUITY
                              For the Years Ended February 29, 2004 and February 28, 2003, and
                         for the Period from June 4, 2001 (Date of Inception) to February 29, 2004
                                                                                  Deficit
                                                                                Accumulated      Foreign
                                             Common Stock           Additional   During the      Currency
                                     ---------------------------      Paid-in    Development    Translation
                                        Shares         Amount         Capital       Stage        Adjustment        Total
                                     ------------   ------------   ------------  ------------   ------------   ------------
Issuance of common stock for cash:
  June 15, 2001                        8,000,000    $       800    $        --   $        --    $        --    $       800
  June 27, 2001                        2,000,000            200          7,054                                       7,254
  August 31, 2001                          7,000              1            904                                         905

Translation adjustment                                                                                 (659)          (659)

Net loss for period                                                                   (8,692)                       (8,692)
                                     ------------   ------------   ------------  ------------   ------------   ------------
Balances, February 28, 2002           10,007,000          1,001          7,958        (8,692)          (659)          (392)

Translation adjustment                                                                                 (137)          (137)

Net loss for year                                                                     (2,636)                       (2,636)
                                     ------------   ------------   ------------  ------------   ------------   ------------
Balances, February 28, 2003           10,007,000          1,001          7,958       (11,328)          (796)        (3,165)

Translation adjustment                                                                                 (437)          (437)

Net loss for year                                                                     (1,632)                       (1,632)
                                     ------------   ------------   ------------  ------------   ------------   ------------
Balances, February 29, 2004           10,007,000    $     1,001    $     7,958   $   (12,960)   $    (1,233)   $    (5,234)
                                     ============   ============   ============  ============   ============   ============

                                       See Notes to Consolidated Financial Statements

                                                            F-7


                                 SOUND REVOLUTION, INC. AND SUBSIDIARY
                                     (A Development Stage Company)

                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the Years Ended February 29, 2004 and February 28, 2003, and
              for the Period from June 4, 2001 (Date of Inception) to February 29, 2004

                                                                                         Cumulative
                                                                                         During the
                                                                                         Development
                                                             2004            2003            Stage
                                                         -------------   -------------   -------------
Cash Flows from Operating Activities
  Net loss for period                                    $     (1,632)   $     (2,636)   $    (12,960)
  Adjustment to reconcile net loss for period
  to net cash used in operating activities
    Decrease in accounts payable                                 (175)            (53)
                                                         -------------   -------------   -------------
             Net cash used in operating activities             (1,807)         (2,689)        (12,960)

Cash Flows from Investing Activities
  Purchase of music rights                                       (298)                           (298)

Cash Flows from Financing Activities
  Issuance of common stock for cash                                                             8,959
  Net advances from stockholder                                 2,122           2,876           5,611
                                                         -------------   -------------   -------------
             Net cash provided by financing activities          2,122           2,876          14,570

             Foreign exchange effect on cash                     (437)           (137)         (1,233)
                                                         -------------   -------------   -------------
             Net increase (decrease) in cash                     (420)             50              79

Cash, beginning of period                                         499             449
                                                         -------------   -------------   -------------
Cash, end of period                                      $         79    $        499    $         79
                                                         =============   =============   =============

                            See Notes to Consolidated Financial Statements

                                                  F-8

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY
-----------

Sound Revolution, Inc. (the "Company"), was incorporated under the laws of the State of Delaware. While the Company sponsored one marketing event to promote its intended purpose in fiscal year 2004, it continues to be in the development stage. The Company is planning to pursue the business of providing tools and services for music distribution and promotion. The Company has a wholly owned subsidiary, Sound Revolution Recordings, Inc., which was incorporated in British Columbia, Canada on June 20, 2001, for the purpose of carrying on music marketing services in British Columbia.

PRINCIPLES OF CONSOLIDATION
---------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sound Revolution Recordings, Inc. All intercompany accounts and transactions have been eliminated.

GOING CONCERN
-------------

As shown in the financial statements, the Company is in the development stage and has not yet generated revenues from their intended business activities. The Company has incurred losses since inception resulting in a net accumulated deficit of $12,960 at February 29, 2004. The Company's current liabilities exceed its current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and is unable to operate for the coming year.

CASH
----

Cash consists of funds held in a checking account.

MUSIC RIGHTS
------------

The Company purchased for $298 the rights to represent a musician artist in the release of his first musical album. The artist is also an officer of the Company.

DUE TO STOCKHOLDER
------------------

The Company has outstanding advances from a stockholder at February 29, 2004 and February 28, 2003. Amounts due to the stockholder are unsecured, due on demand, and have no stated rate of interest.

REVENUE RECOGNITION
-------------------

Revenues from musical events are recognized when the event takes place.

ESTIMATES
---------

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

FOREIGN CURRENCY TRANSLATION
----------------------------

The Company translates foreign assets and liabilities of its Canadian subsidiary at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations, if significant, are reported as a separate component of other comprehensive income. At February 29, 2004 and February 28, 2003, foreign currency translation adjustments totaled $(437) and $(137), respectively.

COMPREHENSIVE INCOME AND LOSS
-----------------------------

The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Other comprehensive gain and loss, which currently includes only foreign currency translation adjustments, is shown as a component of stockholders' equity.

INCOME TAXES
------------

The Company accounts for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and then respective tax bases. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be receivable against future taxable income.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Financial instruments consist of cash, accounts payable and amounts due to stockholder. Due to the short-term nature of these amounts, fair value approximates carrying value.

NOTE 2. RELATED PARTY TRANSACTIONS

The Company paid marketing fees to an officer of the Company in 2004 of $2,249. Nothing was paid to this director in 2003.

The Company has an agreement with an officer for full access to his multimedia facilities which include a digital camera, full editing suite, encoding facilities, sound and music production, and compact disk duplication. The term of the agreement is one year and requires payment to the officer of $200 CAD per month. The agreement automatically renews for one year terms through 2009.

NOTE 3. INCOME TAXES

At February 29, 2004, the Company had approximately $13,000 of net operating loss carryforwards for income tax purposes. The deferred tax asset associated with the carryforward is approximately $4,500 and $3,850 at February 29, 2004, and February 28, 2003, respectively. A full valuation allowance has been established to offset this deferred tax asset. The valuation allowance increased by approximately $650 from 2003 to 2004 and $560 from 2002 to 2003.

                      SOUND REVOLUTION, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET
                                  May 31, 2004
                                   (Unaudited)

                                     ASSETS
Current Asset
  Cash                                                               $    2,266

Music rights                                                                293
                                                                     -----------
                                                                     $    2,559
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liability
  Due to stockholder                                                 $   14,869

Stockholders' Equity
  Common stock, $.0001 par value, 80,000,000
     common shares authorized; 10,007,000 shares
     issued and outstanding                                               1,001
  Additional paid-in capital                                              7,958
  Deficit accumulated during the development stage                      (20,198)
  Accumulated other comprehensive income (loss)                          (1,071)
                                                                     -----------
                                                                        (12,310)
                                                                     -----------
                                                                     $    2,559
                                                                     ===========



                 See Notes to Consolidated Financial Statements


                      SOUND REVOLUTION, INC. AND SUBSIDIARY
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              For the Three Months Ended May 31, 2004 and 2003, and
      for the Period from June 4, 2001 (Date of Inception) to May 31, 2004
                                   (Unaudited)
                                                                        Cumulative
                                                                        During the
                                                                        Development
                                           2004            2003            Stage
                                       -------------   -------------   -------------
Revenues                               $         --    $         --    $      4,117
Expenses
     Marketing                                  192             496          11,055
     Professional fees                        5,175             105           6,897
     Director fees                              739             739
     General and administrative               1,132               9           5,624
                                       -------------   -------------   -------------
              Total expenses                  7,238             610          24,315
                                       -------------   -------------   -------------
              Net loss                 $     (7,238)   $       (610)   $    (20,198)
                                       =============   =============   =============

Net loss per common share (basic and
     fully diluted)                    $      (0.00)   $      (0.00)   $      (0.00)
                                       =============   =============   =============
Weighted average number of common
     shares outstanding                  10,007,000      10,007,000       9,862,003
                                       =============   =============   =============

                 See Notes to Consolidated Financial Statements

                                      F-13


                         SOUND REVOLUTION, INC. AND SUBSIDIARY
                             (A Development Stage Company)

                    CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
             For the Three Months Ended May 31, 2004 and May 31, 2003, and
         for the Period from June 4, 2001 (Date of Inception) to May 31, 2004
                                      (Unaudited)
                                                                           Cumulative
                                                                           During the
                                                                           Development
                                                  2004          2003          Stage
                                               -----------   -----------   -----------
Net loss                                       $   (7,238)   $     (610)   $  (20,198)
Other comprehensive income (loss)
     Foreign currency translation adjustment          162          (294)       (1,071)
                                               -----------   -----------   -----------
              Comprehensive loss               $   (7,076)   $     (904)   $  (21,269)
                                               ===========   ===========   ===========

                    See Notes to Consolidated Financial Statements

                                          F-14


                                           SOUND REVOLUTION, INC. AND SUBSIDIARY
                                               (A Development Stage Company)

                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               For the Three Months Ended May 31, 2004 and May 31, 2003, and
                            for the Period from June 4, 2001 (Date of Inception) to May 31, 2004
                                                        (Unaudited)

                                                                                 Deficit
                                                                                Accumulated      Foreign
                                             Common Stock          Additional    During the      Currency
                                     ---------------------------     Paid-in     Development    Translation
                                        Shares         Amount        Capital        Stage        Adjustment        Total
                                     ------------   ------------   ------------  ------------   ------------   ------------
Issuance of common stock for cash:
     June 15, 2001                     8,000,000    $       800    $        --   $        --    $        --    $       800
     June 27, 2001                     2,000,000            200          7,054                                       7,254
     August 31, 2001                       7,000              1            904                                         905
Translation adjustment                                                                                 (659)          (659)
Net loss for period                                                                   (8,692)                       (8,692)
                                     ------------   ------------   ------------  ------------   ------------   ------------
Balances, February 28, 2002           10,007,000          1,001          7,958        (8,692)          (659)          (392)
Translation adjustment                                                                                 (137)          (137)
Net loss for year                                                                     (2,636)                       (2,636)
                                     ------------   ------------   ------------  ------------   ------------   ------------
Balances, February 28, 2003           10,007,000          1,001          7,958       (11,328)          (796)        (3,165)
Translation adjustment                                                                                 (437)          (437)
Net loss for year                                                                     (1,632)                       (1,632)
                                     ------------   ------------   ------------  ------------   ------------   ------------
Balances, February 29, 2004           10,007,000          1,001          7,958       (12,960)        (1,233)        (5,234)
Translation adjustment                                                                                  162            162
Net loss for the period                                                               (7,238)                       (7,238)
                                     ------------   ------------   ------------  ------------   ------------   ------------
Balances, May 31, 2004                10,007,000    $     1,001    $     7,958   $   (20,198)   $    (1,071)   $   (12,310)
                                     ============   ============   ============  ============   ============   ============

                                       See Notes to Consolidated Financial Statements

                                                            F-15


                          SOUND REVOLUTION, INC. AND SUBSIDIARY
                              (A Development Stage Company)

                          CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Three Months Ended May 31, 2004 and May 31, 2003, and
           for the Period from June 4, 2001 (Date of Inception) to May 31, 2004
                                       (Unaudited)

                                                                              Cumulative
                                                                              During the
                                                                              Development
                                                     2004          2003          Stage
                                                  -----------   -----------   -----------
Cash Flows from Operating Activities
    Net loss for period                           $   (7,238)   $     (610)   $  (20,198)
    Adjustment to reconcile net loss for period
    to net cash used in operating activities
      Decrease in accounts payable                                    (175)
                                                  -----------   -----------   -----------
           Net cash used in operating
              activities                              (7,238)         (785)      (20,198)

Cash Flows from Investing Activities
    Purchase of music rights                                                        (293)

Cash Flows from Financing Activities
    Issuance of common stock for cash                                              8,959
    Net advances from stockholder                      9,258         4,374        14,869
                                                  -----------   -----------   -----------

           Net cash provided by financing
              activities                               9,258         4,374        23,828
           Foreign exchange effect on cash               167          (294)       (1,071)
                                                  -----------   -----------   -----------
           Net increase in cash                        2,187         3,295         2,266

Cash, beginning of period                                 79           499
                                                  -----------   -----------   -----------
Cash, end of period                               $    2,266    $    3,794    $    2,266
                                                  ===========   ===========   ===========

                      See Notes to Consolidated Financial Statements

                                            F-16

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY
-----------

Sound Revolution, Inc. (the "Company"), was incorporated under the laws of the State of Delaware. While the Company sponsored one marketing event to promote its intended purpose in fiscal year 2004, it continues to be in the development stage. The Company is planning to pursue the business of providing tools and services for music distribution and promotion. The Company has a wholly owned subsidiary, Sound Revolution Recordings, Inc., which was incorporated in British Columbia, Canada on June 20, 2001, for the purpose of carrying on music marketing services in British Columbia.

PRINCIPLES OF CONSOLIDATION
---------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sound Revolution Recordings, Inc. All intercompany accounts and transactions have been eliminated.

GOING CONCERN
-------------

As shown in the financial statements, the Company is in the development stage and has not yet generated revenues from their intended business activities. The Company has incurred losses since inception resulting in a net accumulated deficit of $20,198 at May 31, 2004. The Company's current liabilities exceed its current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company will need additional working capital to continue or to be successful in any future business activities. Therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management plans to seek debt or equity financing, or a combination of both, to raise the necessary working capital.

The accompanying financial statements do not include any adjustments to the recorded assets or liabilities that might be necessary should the Company fail in any of the above objectives and is unable to operate for the coming year.

INTERIM PERIOD CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------

The interim period consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosure normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations. The interim period consolidated financial statements should be read together with the audited consolidated financial statements and accompanying notes included in the Company's audited consolidated financial statements for the period ended February 29, 2004. In the opinion of the Company, the unaudited consolidated financial statements contained herein contain all adjustments necessary to present a fair statement of the results of the interim periods presented.

DUE TO STOCKHOLDER
------------------

Amounts due to the stockholder are unsecured, due on demand, and have no stated rate of interest.

REVENUE RECOGNITION
-------------------

Revenues from musical events are recognized when the event takes place.

FOREIGN CURRENCY TRANSLATION
----------------------------

The Company translates foreign assets and liabilities of its Canadian subsidiary at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Unrealized gains or losses from these translations, if significant, are reported as a separate component of other comprehensive income. Transaction gains that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency will be included in general and administrative expenses in the consolidated statements of operations.

COMPREHENSIVE INCOME AND LOSS
-----------------------------

The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Other comprehensive gain and loss, which currently includes only foreign currency translation adjustments, is shown as a component of stockholders' equity.

NOTE 2.  RELATED PARTY TRANSACTIONS

The Company has an agreement with an officer for full access to his multimedia facilities which include a digital camera, full editing suite, encoding facilities, sound and music production, and compact disk duplication. The term of the agreement is one year and requires payment to the officer of $200 CAD per month. The agreement automatically renews for one year terms through 2009.

                                                                     EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                              SOUND REVOLUTION INC.

                                    ARTICLE I
                                 NAME OF COMPANY

The name of this corporation is Sound Revolution Inc. (the "Corporation").

                                   ARTICLE II
                   INITIAL REGISTERED AGENT AND STREET ADDRESS

The address of the Corporation's registered office in the State of Delaware is Suite 400, 2711 Centerville Road, Wilmington, DE, 19808. The name of its registered agent at such address is The Company Corporation.

                                   ARTICLE III
                               PURPOSE OF COMPANY

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                AUTHORIZED SHARES

(A)        Classes of Stock

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is one hundred million (100,000,000) shares, each with a par value of $0.0001 per share. Eighty million (80,000,000) shares shall be Common Stock and twenty million (20,000,000) shares shall be Preferred Stock.

(B) Rights, Preferences and Restrictions of Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V
                                    DIRECTORS

The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                   ARTICLE VI
                              VOTING FOR DIRECTORS

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                   ARTICLE VII
                                   AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation.

                                   ARTICLE IX
                             MEETING OF SHAREHOLDERS

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                    ARTICLE X
                                TERM OF EXISTENCE

The Corporation shall have perpetual existence.

                                   ARTICLE XI
                          INDEMNIFICATION OF DIRECTORS

(A) To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

(B) Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                   ARTICLE XII

                     INDEMNIFICATION OF OFFICERS AND AGENTS

(A) To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to)such agents (and any other persons to which Delaware law permits the Corporation o provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

(B) Any repeal or modification of any of the foregoing provisions of this
Article XIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

In witness, these Articles of Organization have been subscribed by the undersigned, who affirms the foregoing as true under the penalties of perjury, this 24th day of May, 2001.

/s/  Anna Trinh
----------------------------------
Anna Trinh, Incorporator
Suite 309, 837 West Hastings Street
Vancouver, BC  V6C 3N6

                                                                     EXHIBIT 3.2

                         BYLAWS OF SOUND REVOLUTION INC.

TABLE OF CONTENTS...........................................................Page

ARTICLE I - CORPORATE OFFICES................................................3

1.1     Registered Office....................................................3
1.2     Other Offices........................................................3

ARTICLE II - MEETINGS OF STOCKHOLDERS........................................3

2.1     Place of Meetings....................................................3
2.2     Annual Meeting.......................................................3
2.3     Special Meeting......................................................4
2.4     Notice of Stockholder's Meeting; Affidavit of Notice.................5
2.5     Advance Notice of Stockholder Nominees...............................5
2.6     Quorum...............................................................6
2.7     Adjourned Meeting; Notice............................................6
2.8     Conduct of Business..................................................6
2.9     Voting...............................................................6
2.10    Waiver of Notice.....................................................7
2.11    Record Date for Stockholder Notice; Voting...........................7
2.12    Proxies..............................................................7

ARTICLE III - DIRECTORS......................................................8

3.1     Powers...............................................................8
3.2     Number of Directors..................................................8
3.3     Election, Qualification and Term of Office of Directors..............8
3.4     Resignation and Vacancies............................................8
3.5     Place of Meetings; Meetings by Telephone.............................9
3.6     Regular Meetings.....................................................9
3.7     Special Meetings; Notice.............................................9
3.8     Quorum...............................................................10
3.9     Waiver of Notice.....................................................10
3.10    Board Action by Written Consent without a Meeting....................10
3.11    Fees and Compensation of Directors...................................10
3.12    Approval of Loans to Officers........................................10
3.13    Removal of Directors.................................................11
3.14    Chairman of the Board of Directors...................................11

ARTICLE IV - COMMITTEES......................................................11

4.1     Committees of Directors..............................................11
4.2     Committee Minutes....................................................12
4.3     Meetings and Action of Committees....................................12

ARTICLE V - OFFICERS.........................................................12

5.1     Officers.............................................................12
5.2     Appointment of Officers..............................................13
5.3     Subordinate Officers.................................................13
5.4     Removal and Resignation of Officers..................................13
5.5     Vacancies in Offices.................................................13
5.6     Chief Executive Officer..............................................13
5.7     President............................................................14
5.8     Vice Presidents......................................................14
5.9     Secretary............................................................14
5.10    Chief Financial Officer..............................................14
5.11    Representation of Shares of Other Corporations.......................15
5.12    Authority and Duties of Officers.....................................15

ARTICLE VI - INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND OTHER AGENTS........................................15

6.1     Indemnification of Directors and Officers............................15
6.2     Indemnification of Others............................................15
6.3     Payment of Expenses in Advance.......................................16
6.4     Indemnity Not Exclusive..............................................16
6.5     Insurance............................................................16
6.6    Conflicts.............................................................16

ARTICLE VII - RECORDS AND REPORTS............................................17

7.1     Maintenance and Inspection of Records................................17
7.2     Inspection by Directors..............................................17
7.3     Annual Statement to Stockholders.....................................17

ARTICLE VIII - GENERAL MATTERS...............................................17

8.1     Checks...............................................................17
8.2     Execution of Corporate Contracts and Instruments.....................18
8.3     Stock Certificates; Partly Paid Shares...............................18
8.4     Special Designation on Certificates..................................18
8.5     Lost Certificates....................................................19
8.6     Construction; Definitions............................................19
8.7     Dividends............................................................19
8.8     Fiscal Year..........................................................19
8.9     Seal.................................................................19
8.10    Transfer of Stock....................................................20
8.11    Stock Transfer Agreements............................................20
8.12    Registered Stockholders..............................................20

ARTICLE IX - AMENDMENTS......................................................20

                                     BYLAWS
                                       OF
                              SOUND REVOLUTION INC.

                                    ARTICLE I

                                CORPORATE OFFICES

1.1     Registered Office.

The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is The Company Corporation.

1.2     Other Offices.

The Board of Directors may at any time establish other offices at anyplace or places where the Corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

2.1     Place of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

2.2     Annual Meeting.

(a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

(b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this
Section 2.2, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.2.

(c) In addition to the requirements of Section 2.5, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (b) of this Section 2.2, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 20 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended(the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii)as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(d) Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting.

(e) For purposes of this Section 2.2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service.

(f) Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3     Special Meeting.

(a) A special meeting of the stockholders may be called at any time by the Board of Directors, or by the chairman of the board, or by the president.

(b) Nominations of persons for election to the Board of Directors maybe made at a special meeting of stockholders at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 2.5, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in
Section 2.5.

2.4     Notice of Stockholder's Meetings; Affidavit of Notice.

All notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with this Section 2.4 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting (or such longer or shorter time as is required by Section 2.5 of these Bylaws, if applicable). The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.5     Advance Notice of Stockholder Nominees.

Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the

Corporation's books, of such stockholder and (ii)the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

2.6     Quorum.

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.7     Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8     Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business.

2.9     Voting.

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10    Waiver of Notice.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.11    Record Date for Stockholder Notice; Voting.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment there of or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board of Directors does not so fix a record date: (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.12    Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy, signed by the stockholder and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

                                   ARTICLE III

                                    DIRECTORS

3.1     Powers.

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2     Number of Directors.

The number of directors constituting the entire Board of Directors shall be eight.

3.3     Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Elections of directors need not be by written ballot.

3.4     Resignation and Vacancies.

Any director may resign at any time upon written notice to the attention of the secretary of the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. A vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the quorum. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified. Unless otherwise provided in the Certificate of Incorporation or these Bylaws: (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
(b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5     Place of Meetings; Meetings by Telephone.

The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6     Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7     Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice-president, the secretary or any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8     Quorum.

At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9     Waiver of Notice.

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10    Board Action by Written Consent without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

3.11    Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.12    Approval of Loans to Officers.

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgement of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 3.2 contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

3.13    Removal of Directors.

Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the stockholders of the Corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

3.14    Uncle of the Board of Directors.

The Corporation may also have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered an officer of the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

4.1     Committees of Directors.

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series),
(b)adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (e) amend the Bylaws of the Corporation; and, unless the board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253of the General Corporation Law of Delaware.

4.2     Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3     Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    ARTICLE V

                                    OFFICERS

5.1     Officers.

The officers of the Corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2     Appointment of Officers.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3     Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4     Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the attention of the secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5     Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

5.6     Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence or non existence of a chairman of the board, at all meetings of the Board of Directors and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7     President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board (if any) or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8     Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

5.9     Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.10    Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

5.11    Representation of Shares of Other Corporations.

The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.12    Authority and Duties of Officers.

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

                                   ARTICLE VI

       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1     Indemnification of Directors and Officers.

The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a "director" or "officer" of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2     Indemnification of Others.

The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses(including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the

Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3     Payment of Expenses in Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4     Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

6.5     Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6     Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgement or decree of any court of competent jurisdiction, in any circumstance where it appears: (a) That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                   ARTICLE VII

                               RECORDS AND REPORTS

7.1     Maintenance and Inspection of Records.

The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2     Inspection by Directors.

Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3     Annual Statement to Stockholders.

The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE VIII

                                 GENERAL MATTERS

8.1     Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2     Execution of Corporate Contracts and Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount

8.3     Stock Certificates; Partly Paid Shares.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the chief executive officer or the president or vice-president, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4     Special Designation on Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5     Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6     Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.7     Dividends.

The directors of the Corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8     Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9     Seal.

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.10    Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11    Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12    Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

                     PRESIDENT'S CERTIFICATE OF ADOPTION OF
                           THE BYLAWS SCOPEWORKS, INC.

I hereby certify:               That I am duly elected President of SOUND
                                REVOLUTION INC., a Delaware corporation; that the foregoing Bylaws comprising twenty (20) pages constitute the Bylaws of said corporation as duly adopted by the Board of the Directors of the corporation on June 5, 2001.

IN WITNESS WEREOF, I have here undersigned my name this 5th day of June, 2001.

/s/  Penny Green
-------------------------
 Penny Green, President

                       Exhibit 4 Form of Share Certificate

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                     [LOGO]

                               CUSIP NO. [sample]

                              Sound Revolution Inc.

                   AUTHORIZED COMMON STOCK: 80,000,000 SHARES
                           PAR VALUE: $.0001 PER SHARE

                               THIS CERTIFIES THAT

                                    [SAMPLE]

                   IS THE RECORD HOLDER OF __________________

          Shares of SOUND REVOLUTION INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

----------------------------            ------------------------
Secretary                               President

                [SOUND REVOLUTION INC. CORPORATE SEAL DELAWARE]

"The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act."

Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

Additional abbreviations may also be used though not on the above list.

For Value Received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

----------------------

----------------------------------------------------------------------------
(Please print or typewrite name and address, including zip code or assignee)

----------------------------------------------------------------------------

                                                       Shares
------------------------------------------------------

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
                                                       Attorney
------------------------------------------------------

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:
       ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

"The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act."

                                                                       EXHIBIT 5
                                 BRAUN & COMPANY
                           BARRISTERS AND SOLICITORS*

August 17, 2004

Board of Directors
Sound Revolution Inc.
3995 Graveley Street, Suite 507
Vancouver, BC V6C 3T4

Dear Sirs and Madams:

RE:        OPINION WITH RESPECT TO REGISTRATION STATEMENT ON FORM SB-2 FOR
           SOUND REVOLUTION INC.
--------------------------------------------------------------------------------

You have requested the opinion and consent of this law firm, with respect to the proposed issuance and public distribution of certain securities of Sound Revolution Inc. pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

The proposed offering and public distribution relates to up to 269,814 shares of Common Stock, $0.0001 par value, to be offered and sold to the public at a price of $0.20 per share. It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Sound Revolution Inc. in accordance with the corporation laws of the State of Delaware.

Yours truly,

Thomas A. Braun

--------------------------------------------------------------------------------
702 - 777 Hornby Street                                     Tel:  (604) 605-0507
Vancouver, BC V6Z 1S2                                       Fax:  (604) 605-0508
**Also of the California Bar   * An Association of Professional Law Corporations

                                                                    EXHIBIT 10.1

This Production and Sound Recording/Distribution Agreement made as of August 1, 2003.

BETWEEN:

         RYAN J. TUNNICLIFFE, a musician and music producer residing at 345 West 11th Avenue, Vancouver, BC, Canada ("Licensor")

AND:

         SOUND REVOLUTION INC., a company registered pursuant to the laws of the State of Delaware, with an office in British Columbia at 1904 West 16th Avenue, Vancouver, BC, V6J 2M4 ("Licensee")

WHEREAS:

         A. Licensor owns or controls all licensing rights with respect to the master recordings embodying the performances of the Licensor listed on Schedule "A" attached hereto and incorporated herein (the "Licensed Performances") throughout the Universe (the "Licensed Territory"); and
         B. Licensor is in the position and wishes to grant to Licensee all rights to produce and distribute the Licensed Performances for the purpose of manufacturing, promoting, advertising, distributing and selling such Licensed Performances;

NOW THEREFORE, in consideration of the foregoing and of mutual promises herein contained, it is agreed,

         1.       GRANT

                  (a) Subject to Licensee's complete compliance with the provisions hereof, and Licensor's receipt of the advance described in subparagraph 5(a)(ii) below, Licensor hereby grants Licensee exclusive to License during the Term (as defined in Paragraph 2 below) and non-exclusive to License during the Extended Term (as defined in Paragraph 3 below), the following rights to the Licensed Performances in the Licensed
                           Territory:
                           i. The right to use the Licensed Performances in unlimited number and forms of CD, CD-Rom, digital disc, album, tape, downloads for the Internet, and in a soundtrack and musical score in a film, video, streaming media video, DVD, television series or video game, as an additional feature to be sold with a video, DVD, or other multi-media formats, all in any and all formats whatsoever (the "Uses");

                           ii.      The right to publish, synchronize,
                                    manufacture, advertise, sell, license and distribute the Licensed Performances for any of the Uses;
                           iii. The right to use the names, likenesses and biographies of the Artist in connection with the manufacturing, promoting, distributing, marketing, licensing or selling the Licensed Performances for any of the Uses.

         2.       TERM

                  (a) The term shall be 6 months exclusive from the date of this agreement;
                  (b) The Extended Term shall be 6 years non-exclusive beginning from the expiration of the exclusive Term;
                  (c) The Licensee shall have the option to renew the Extended Term for an additional 6 years non-exclusive by sending a cheque in the amount of $1,500 (CDN) to the Licensor at his address listed above prior to the expiry of the first 6 year Extended Term.

         3.       DELIVERY

                  (a) Within 10 days of signing this agreement, Licensor shall deliver all of the Licensed Performances in wav and CD formats, along with artwork for a CD and one web page;

         4.       ROYALTY/ADVANCE

                  (a)      The Licensor shall receive an advance of $400.00
                           (CDN) upon signing of this agreement.
                  (b) The Licensor shall receive no royalty for revenues received by the Licensee for the exploitation of the Licensed Performances during the Term except that for sales of CDs online featuring the Licensed Performances, the Licensor shall receive a royalty of 20% of the sale price;
                  (c) the Licensor shall receive a royalty of 30% for the exploitation of the Licensed Performances during the Extended Term and any renewal of the Extended Term.

         5.       RIGHTS HOLDBACK

                  (a) Licensor reserves the following rights from the grant of rights of the Licensed Performances:
                           i.       Licensor has licensed the use of
                                    "Dysfunctional Dub" to Reynaldo Neito for use in his short film tentatively entitled "Spore"
                           ii. Licensor has licensed the use of "Hurry `n' Holler" and "Vandella" to Paolo Di Persico for the documentary tentatively entitled, "Racism, Religion and Music - In the South".

         6.       REPRESENTATIONS OF THE LICENSOR

                  (a) Licensor represents that he has all necessary authorization to enter into this agreement, and that the Licensed Performances were recorded and otherwise prepared exclusively by the Licensor and the Licensor owns all copyright and is the sole creator of the Licensed Performances.

         7.       ASSIGNMENT

                  (a) This agreement, or any portion of it, may be assigned by Licensee to any party or entity upon sending written notice to the Licensor.

         8.       DUTY TO INFORM

                  (a) Licensor shall inform Licensee of all rights licensed of the Licensed Performances in the Territory during the Extended Term; (b) Licensee shall inform Licensor of all rights licensed of the Licensed Performances in the Territory during the Term and Extended Term.

         9.       FURTHER AGREEMENT

                  (a) Licensor agrees to sign all further documents necessary to effect the terms of this agreement.
                  (b) Licensor and Licensee acknowledge this is a short form agreement and both parties will work towards signing a long form agreement which shall replace this short form agreement.

THE FOREGOING IS AGREED TO BY BOTH PARTIES.

/s/  Ryan Tunnicliffe
----------------------
Ryan Tunnicliffe

SOUND REVOLUTION INC.  per:

/s/ Penny Green
------------------
Penny O. Green, an authorized signatory

--------------------------------------------------------------------------------
Schedule "A" to the Agreement between Ryan Tunnicliffe and Sound Revolution Inc. dated August 1, 2003

                  1.       Dysfunctional Dub
                  2.       Rock It Beat
                  3.       Hurry `n' Holler
                  4.       Bambina Delicious
                  5.       Kink
                  6.       I am a machine
                  7.       Vandella

                                                                    EXHIBIT 10.2

                                 LEASE AGREEMENT
                                 ---------------

This Lease Agreement is entered into as of May 14, 2004, by and between Sound Revolution Inc., a Delaware Corporation ("Tenant") and Ryan Tunnicliffe doing business as Spaceship Studios ("Landlord").

Upon the terms and subject to the conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord, the real property and equipment described in attached Exhibit "A", which Exhibit A is incorporated herein by this reference, together with all improvements now or hereafter located thereon and all appurtenances and privileges related thereto, all of which area is hereinafter referred to as the "Premises."

Section 1. LEASE TERM. The lease term shall commence on June 1, 2004, and shall terminate on May 31, 2007. The lease may be terminated by Tenant on one month's written notice to Landlord.

Section 2. RENT. The annual rent for the lease term shall be $2400.00 CND, payable in equal monthly installments of $200.00, each in advance of the first day of each calendar month throughout the lease term. Tenant shall pay the first and last months' rent to Landlord at the time of the parties' execution of this Lease. If the lease term commences on a day other than the first day of a calendar month, the first month's rent shall be adjusted accordingly.

Section 3. USE OF THE PREMISES. Tenant's use of the Premises shall be in a lawful, careful, safe, and proper manner, and Tenant shall carefully preserve, protect, control and guard the same from damage.

Section 4. TAXES AND ASSESSMENTS. Landlord shall pay all real estate taxes and assessments becoming due and payable with respect to the Premises during the lease term and any extension thereof, and all taxes or other charges imposed during the lease term or any extension thereof with respect to any business conducted on the Premises by Tenant or any personal property used by Tenant in connection therewith. Taxes, assessments or other charges which Landlord is obligated to pay or cause to be paid hereunder and which relate to any fraction of a tax year at the commencement or termination of this Lease shall be prorated based upon the ratio that the number of days in such fractional tax year bears to 365.

If at any time during the lease term or any extension thereof, the method of taxation prevailing at the commencement of the lease term shall be altered so as to cause the whole or any part of the taxes, assessments, or charges now or hereafter levied, assessed or imposed on real estate and improvement thereon to be levied, assessed or imposed wholly or partially as a capital levy, or otherwise, on the rents received therefrom, Tenant shall pay and discharge the same with respect to the rents due hereunder.

Section 5. UTILITIES. Landlord shall cover all charges incurred for all utility services furnished to the Premises, including without limitation, sanitary sewer, water, natural gas, and electricity. If Tenant installs a telephone or fax line in the Premises, Tenant shall be responsible to pay such telephone or fax bills.

Landlord does not warrant that any of the utility services above-mentioned will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy, governmental action, lockouts, picketing (whether legal or illegal), accidents, inability of Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of Landlord. Any such interruption of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the performance of Tenant's obligations under this Lease. Landlord shall have no responsibility or liability for the failure of any public or private utility to supply sufficient or adequate utility services to the Premises.

Section 6. COMPLIANCE WITH LAWS. If any law, ordinance, order, rule or regulation is passed or enacted by any governmental agency or department having jurisdiction over the Premises or Tenant's use of the same which requires Tenant to modify or alter its operations or use of the Premises, this Lease shall in no way be affected and Tenant shall, at its sole cost and expense, promptly comply with such law, ordinance, order, rule, or regulation.

Section 7. MAINTENANCE AND REPAIR. Subject to the provisions of Section 11, below, relating to destruction of or damage to the Premises, and Section 12, below, relating to condemnation of the Premises, Tenant shall, at its sole cost and expense, keep and maintain the Premises, including without limitation, the roof, exterior, foundation, structural and operational parts (cooling, heating, air conditioning, plumbing equipment and fixtures), paving and landscaping, snow and ice removal, interior maintenance (floors, doors, toilets, light replacement, etc.), and all other elements or systems of the Premises, in a condition and repair similar to its original condition and repair, reasonable wear and tear excepted. Replacement and repair parts, materials, and equipment used by Tenant to fulfill its obligations hereunder shall be of a quality equivalent to those initially installed within the Premises. All repair and maintenance work shall be done in accordance with the then existing federal, state, and local laws, regulations and ordinances pertaining thereto. Except as otherwise provided in Sections 11 and 12, below, Landlord shall have no obligation whatsoever with respect to the maintenance and repair of the Premises.

Section 8. INDEMNITY AND INSURANCE. Tenant shall indemnify Landlord for, defend Landlord against, and save Landlord harmless from any liability, loss, cost, injury, damage, or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises resulting form the use, misuse, occupancy or possession of the Premises by Tenant, its agents, employees, licensees, invitees or guests. Except where any loss, cost, injury or damage is the result of Landlord's sole fault or negligence, Landlord shall not have any liability for any loss, cost, injury or damage to the Premises, to Tenant or Tenant's employees, agents, licensees, invitees or guests or to any property of such persons. Except as set forth in the Section 8, Landlord shall not be responsible or liable for loss or damage to the contents of any improvements on the Premises, regardless of who owns the contents and regardless of how or by whom the loss or damage is caused. Landlord shall be responsible for loss or damages occurring to the equipment on the Premises described in Exhibit A, unless such loss or damage is caused by the Tenant.

Section 9. ALTERATIONS AND IMPROVEMENTS. Tenant shall have the right to make, at no expense to Landlord, improvements, alterations, or additions (hereinafter collectively referred to as "Alteration") to the Premises, whether structural or nonstructural, interior or exterior, provided that: (a) no Alteration shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld; (b) no Alteration shall reduce or otherwise impair the value of the Premises; (c) no Alteration shall be commenced until Tenant has fist obtained and paid for all required permits and authorizations of all governmental authorities having jurisdiction with respect to such Alteration;
(d) any Alteration shall be made in a good workmanlike manner and in compliance with all laws, ordinances, regulations, codes, and permits; (e) Tenant shall hold Landlord harmless from and against any liens and claims for work, labor, or materials supplied to the Premises at the direction of Tenant, and in the event that any such liens or claims shall be filed for work, labor or materials supplied to the Premises at the direction of Tenant, Tenant shall, at Landlord's option, either escrow an amount equal to the amount of the lien or claim being filed, or obtain a bond for the protection of Landlord in an amount not less than the amount of the lien or claim being filed; and (f) any Alteration shall become and remain the property of Landlord unless Landlord otherwise agrees in writing.

Section 10. SIGNS. Tenant shall have the right to install and operate, at its sole cost and expense, any sign or signs on the door of the Premises which shall not be in violation of any law, statute or ordinance, and Tenant shall have the right to remove the same, provided that Tenant must repair any damage to the Premises caused by such removal.

Section 11. DAMAGE TO PREMISES. If by fire or other casualty the Premises are destroyed or damaged to the extent that Tenant is deprived of occupancy or use of the Premises (meaning such destruction cannot be repaired or restored within 120 days of the occurrence of the fire or other casualty Landlord may elect to:
(a) cause the restoration of the Premises to substantially the same condition as existed before such damage or destruction; or (b) cancel this Lease as of the date of such fire or casualty by giving written notice to Tenant not more than 30 days thereafter. Should Landlord elect to proceed under (a), above, rent shall abate unless Tenant continues to partially occupy the Premises in which case Tenant shall pay all rent on a prorated basis, until the Premises are restored, equal to an amount obtained by multiplying the then existing monthly rent by a percentage equal to the fraction which has as its numerator the amount of square feet in the improvements of the Premises which is incapable of being used for its intended purpose and as its denominator the total amount of square feet in the improvements on the premises. If such damage does not deprive Tenant of occupancy or use of the Premises, Landlord shall proceed with due diligence to cause the restoration of the Premises to substantially the same condition as existed before such damage. In such latter event, rent shall not abate. Tenant shall fully cooperate with Landlord in making available to Landlord for the purpose of so restoring the Premises all insurance proceeds payable under
Section 8 as a result of fire or other casualty damage to the Premises.

Section 12. CONDEMNATION. If all or materially all of the Premises are taken in appropriation proceedings or by right of eminent domain or by the threat of the same, then this Lease shall terminate as of the date Tenant is deprived of occupancy thereof, and Tenant's obligations under this Lease, except obligations for rent and other charges herein to be paid by Tenant up to the date thereof, shall terminate. For purposes of this Lease, "materially all of the Premises" shall be considered as having been taken if the portion of the Premises taken, due either to the area so taken or the location of the portion taken, would leave the remainingportion not so taken insufficient to enable tenant to effectively and economically conduct it business at the Premises.

If Less than materially all the Premises are taken in appropriation proceedings or by right of eminent domain or by the threat thereof, then this Lease shall not terminate as a result of such taking, but Landlord shall promptly repair and restore the Premises to substantially the same condition as existed immediately before such taking. Until such repair and restoration are completed, rent shall be abated in the proportion of the number of square feet of improvements on the Premises of which Tenant is deprived bears to the total square feet of such improvements immediately prior to such taking. Thereafter, if the number of square feet of improvements is less than the total of the same prior to such taking, rent shall be reduced in the proportion to which the number of square feet of improvements existing after such repair and restoration is less than the total of the same prior to such taking.

All damages awarded for any such taking shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises, or otherwise, provided, however, that Tenant shall be entitled to any portion of the award made to Tenant for removal and reinstallation of Tenant's fixtures or for the cost of Tenant's immovable fixtures, if any.

Section 13. DEFAULT. If Tenant fails to pay any installment of rent or make any other payment required to be made by Tenant when the same shall become due and payable hereunder, or if Tenant fails to observe and perform any other provision, covenant, or condition of this Lease required under this Lease to be observed and performed by Tenant within 15 days after Landlord shall have given notice to Tenant of the failure of Tenant to observe and perform the same, or if Tenant abandons or vacates the Premises during the continuance of this Lease, or if Tenant makes an assignment for the benefit of creditors or enters into a composition agreement with its creditors, or if the interest of Tenant in the Premises is attached, levied upon, or seized by legal process, or if this Lease is assigned in violation of the terms hereof or is terminated by operation of law, then, in any such event, immediately or at any time thereafter, at the option of Landlord, Landlord shall, as it elects, either: (a) declare this Lease to be in default, in which event this Lease shall immediately cease and terminate, and Landlord may possess and enjoy the Premises as though this Lease had never been made, without prejudice, however, to any and all rights of action when Landlord may have against Tenant for rent and other charges payable by Tenant hereunder (both past due and future rent due Landlord and past due and future charges payable by Tenant), damages, or breach of covenant, in respect to which Tenant shall remain and continue liable notwithstanding such termination; or (b) relet the Premises,or any part thereof, for such term or terms and on such conditions, as Landlord deems appropriate for and on behalf of Tenant, for the highest rental reasonably attainable in the judgment of Landlord, which reletting shall not be considered as a surrender or acceptance back of the Premises or a termination of this Lease, and recover from Tenant any deficiency between the amount of rent and all other charges payable by Tenant under this Lease and those amounts obtained from such reletting, plus any expenses incurred by Landlord in connection with such reletting, including, without limitation, the expenses of any repairs or alterations Landlord deems necessary or appropriate to make in connection with such reletting and all sums expended for brokerage commissions and reasonable attorneys' fees, but Landlord shall be under no duty to relet the Premises; or (c) declare the whole amount of the rent and other charges which would otherwise have been paid by Tenant over the balance of the lease term to be immediately due and payable, without prejudice, however, to any and all other rights of action which Landlord may have against Tenant for past due rent and other charges payable by Tenant hereunder, damages or breach of covenant, in respect to which Tenant shall remain and continue liable notwithstanding Landlord's election to proceed under this clause (c).

In the event that a bankruptcy or insolvency proceeding is filed by or against Tenant, or if a court of competent jurisdiction or other governmental authority approves a petition seeking a reorganization, arrangement, composition or other similar relief with respect to Tenant, or appoints a trustee, receiver or liquidator of Tenant or of all, or substantially all, of Tenant's property or affairs, or assumes custody or control of all, or substantially all, of the property or affairs of Tenant, Landlord shall have the right to elect any of the remedies set forth above. If this Lease is assumed or assigned to a trustee, receiver, liquidator or other court-appointed person or entity without Landlord's prior written consent, the parties and their respective successors (whether by operation of law or otherwise agree that, upon such an assignment or assumption, all defaults of Tenant prior to such assignment or assumption must be cured or that adequate assurances that such defaults will be promptly cured must be given and that adequate assurances of future performance under this Lease must be provided. Such adequate assurances shall mean that a bond shall be issued in favor of Landlord in the amount equal to one year's future rent and that an amount equal to all existing monetary obligations of Tenant which are in default shall be escrowed with an escrow agent acceptable to Landlord. Additionally, all past due monetary obligations of Tenant which are in default shall be paid to Landlord within 60 days after the assignment or assumption and rent will be currently and continually paid on a timely basis commencing with the first day of the month following the 60th day of the assignment and assumption.

Section 14. NON-WAIVER AND RIGHT TO CURE DEFAULTS. Neither a failure by Landlord to exercise any of its options hereunder, nor a failure to enforce its rights or seek its remedies upon any default, nor an acceptance by Landlord of any rent accruing before or after any default, shall affect or constitute a waiver of Landlord's right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which Landlord is entitled, either at law or in equity.

If Tenant fails to pay by their respective due dates all rents, charges or other obligations to be paid by it pursuant to the terms hereof, or fails to make necessary repairs to the Premises, or fails to perform any other duties which it is required to perform hereunder, then Landlord, at its option, may do so and the amount of any expenditure attributable to such action by Landlord, plus accrued interest at the rate of twenty percent (20%) per annum from the time each such expenditure is made until reimbursed, shall immediately become due and payable to Landlord and shall be considered additional rent hereunder; but no such payment or compliance by Landlord shall constitute a waiver of any such failure by Tenant or affect any right or remedy of Landlord with respect thereto.

Section 15. HOLDING OVER BY TENANT. If Tenant shall continue in possession of the Premises beyond the termination of the lease term, such holding over shall be considered an extension of this Lease for a one-month period and so on, from month to month, until terminated by either party by giving not less than 30 days written notice of termination to the other. Such holding over shall be upon the same terms and conditions as are set forth in this Lease.

Section 16. SURRENDER OF PREMISES. Upon termination of this Lease, whether by lapse of time or otherwise, or upon the exercise by Landlord of the power to enter and repossess the Premises without terminating this Lease, as hereinbefore provided, Tenant shall at once surrender possession of the Premises to Landlord in a condition and order of repair substantially similar to its original condition and order of repair upon the commencement of the lease term, reasonable wear and tear and damage by events of casualty described in Section 1, excepted, and shall at once remove all of Tenant's personal property and trade fixtures from the Premises. Upon any such termination, Tenant shall, as directed by Landlord, either remodel any addition to the Premises constructed by Tenant under Section 9, above, so as to facilitate use of such addition for office operations or remove such addition from the Premises. Any such remodeling or removal of any addition to the Premises shall be made by Tenant at its sole cost and expense. If, upon any such termination, Tenant does not at once surrender possession of the Premises and remove such of its property as allowed by Landlord, Landlord may forthwith re-enter and repossess the same and remove all of Tenant's property without being guilty of trespass or of forceful entry or detainer or without incurring any liability to Tenant for loss or damage to Tenant's property. Upon any such removal of Tenant's property, it shall be considered to have been abandoned and may either be retained by Landlord as its property or may be disposed of at public or private sale as Landlord sees fit. If any such property is either sold at public or private sale or retained by Landlord, the proceeds of any such sale or the then current fair market value of the property, as the case may be, shall be applied by Landlord against Landlord's expenses of removal, storage or sale of such property, the arrears of rent and other charges or future rent and other charges payable hereunder, and any other damages to which Landlord may be entitled hereunder. Tenant shall repair, at its sole cost and expense, any damage to the Premises resulting from the removal of its property as allowed hereunder.

Section 17. ENTRY BY LANDLORD. Landlord shall have the right to enter upon the Premises at all reasonable times for any purpose whatsoever, but the Landlord shall not unreasonably interfere with Tenant's use of the Premises.

Section 18. TIME OF THE ESSENCE. Time is of the essence in the performance and observance of each and every term, covenant and condition of this Lease by both Landlord and Tenant.

Section 19. NOTICES AND PAYMENT OF RENT. Any payment of rent, notice, exercise of option or election, communication, request or other document or demand required or desired to be given to Landlord or Tenant shall be in writing and shall be deemed given: (a) to Landlord when delivered personally to the managing partner of Landlord or when deposited in the United States mail, first-class, postage prepaid, addressed to Landlord at its address set forth at the beginning hereof; and (b) to Tenant when delivered in person to an officer of Tenant or when deposited in the United States mail, first-class, postage prepaid, addressed to Tenant at its address set forth at the beginning hereof. Either party may, from time to time, change the address at which such written notices, exercises of options or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party written notice of such changed address.

Section 20. ASSIGNMENT. Tenant shall not assign this Lease or sublet the Premises, or any part thereof, without the prior written consent of Landlord, which consent may be subject to terms and conditions as Landlord considers necessary in order to protect its interest in the premises; provided, however, that no assignment of this Lease, whether by act of tenant or by operation of law, and no sublease of the premises, or any part thereof, by or from tenant, shall relieve or release tenant from any of its obligations hereunder.

Section 21. GOVERNING LAW. This Lease shall be subject to and governed by the laws of the Province of British Columbia even though one or more of the parties may be or may become a resident of a different province or state.

Section 22. AMENDMENTS. No amendment to this Lease shall be valid or binding unless such amendment is in writing and executed by the parties hereto.

Section 23. CAPTIONS. The captions of the several sections of the Lease are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating and reading the various provisions hereof.

Section 24. SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions hereof and this Lease shall beconstrued in all respects as if such invalid or unenforceable provision were omitted.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the date first set forth above.

  /s/  Penny Green                        /s/  Ryan Tunnicliffe
------------------------                  ------------------------------
Tenant: Sound Revolution Inc.             Landlord:  R. Tunnicliffe d.b.a
                                          Spaceship Studios

                                    Exhibit A

                 Description of Leasehold Premises and Equipment

Premises: Suite 502, a 450 square foot studio located on the 1st floor of Greenhouse Studios, located at 3995 Graveley Street, Burnaby, British Columbia, V6C 3T4.

Equipment: Computer DAW Running Emagic Logic, Nuendo and Pro tools Computer Non-Linear Editing System, 210gb Adobe Premeire, After Effects Roland JV-30 midi controller Yamaha RM1x Midi Sequencer Emu Launch Pad Midi Controller Korg Electribe ES Groove Sampler Yamaha Ry-30 Rhythm Programmer Korg MicroKorg
Synth
Ensoiq DP4+
Aphex Aural Exciter
Emu ESI-4000 Sampler
Lexocon Vortex Signal Processor
DeltaLab Effectron Delay Line
Symtrix SG-200 Dual Signal Gates (2)
Spirirt Folio Mixer
Videoonics Mx1. video mixer
Yamaha cs-10 Vintage Analog Synth
Yamaha cs-15
Vestex Turntables and Mixer
Sony TRV-900 3CCD DV
Canon Vistua Digital Video Camera
Audio Technica 291b Mic

                                    Exhibit A

                 Description of Leasehold Premises and Equipment

Premises: Suite 205, a 380 square foot studio located on the 2nd floor of Greenhouse Studios, located at 3995 Graveley Street, Burnaby, British Columbia

Equipment: Computer DAW Running Emagic Logic, Nuendo and Pro tools Computer Non-Linear Editing System, 210gb Adobe Premeire, After Effects Roland JV-30 midi controller Yamaha RM1x Midi Sequencer Emu Launch Pad Midi Controller Korg Electribe ES Groove Sampler Yamaha Ry-30 Rhythm Programmer Korg MicroKorg
Synth
Ensoiq DP4+
Aphex Aural Exciter
Emu ESI-4000 Sampler
Lexocon Vortex Signal Processor
DeltaLab Effectron Delay Line
Symtrix SG-200 Dual Signal Gates (2)
Spirirt Folio Mixer
Videoonics Mx1. video mixer
Yamaha cs-10 Vintage Analog Synth
Yamaha cs-15
Vestex Turntables and Mixer
Sony TRV-900 3CCD DV
Canon Vistua Digital Video Camera
Audio Technica 291b Mic

                                                                    EXHIBIT 10.3

                              SOUND REVOLUTION INC.

                    BUSINESS DEVELOPMENT THINK TANK AGREEMENT

This agreement entered into:

Between:

                               Ryan J. Tunnicliffe
                                   ("Thinker")

And:

                    Sound Revolution Inc., a Delaware Company
                                   ("Company")

Thinker and Company agree that Thinker shall participate in the Business Development Think Tank taking place on July 22, 2004 (the "Think Tank") on the following terms and conditions:

         1. Thinker agrees to keep confidential and not disclose to any other party any item discussed at the Think Tank, unless first obtaining the express written permission of Company.

         2. Ownership for all ideas, information & copyright created at the Think Tank shall be the exclusive property of Company.

         3. Company will issue to Thinker $400 worth of Company common stock at an agreed value of $0.20 per share for a total of 2000 shares as compensation for participation in the Think Tank and the signing of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the 22nd of July, 2004.

/s/ Ryan Tunnicliffe
---------------------
Thinker

SOUND REVOLUTION INC. per:

/s/ Heather Remillard
---------------------
Authorized Signatory


                                                                      EXHIBIT 21

                                SUBSIDIARIES OF SOUND REVOLUTION INC.

The following is a list of all of the subsidiaries of Sound Revolution Inc.:

---------------------------------- ------------------------------- -----------------------------------------
                                                                   NAMES UNDER WHICH THE SUBSIDIARY DOES
NAME                               JURISDICTION OF INCORPORATION   BUSINESS
---------------------------------- ------------------------------- -----------------------------------------
Sound Revolution Recordings Inc.    British Columbia, Canada       Sound Revolution Recordings Inc.

---------------------------------- ------------------------------- -----------------------------------------


                                                                    EXHIBIT 23.1

                                 BRAUN & COMPANY
                                 ---------------
                           BARRISTERS AND SOLICITORS*

August 17, 2004

Sound Revolution Inc.
3995 Graveley Street, Suite 507
Vancouver, BC V6C 3T4

Dear Sirs and Madams:

RE: LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT ON FORM SB-2 FOR SOUND REVOLUTION INC.
--------------------------------------------------------------------------------

We hereby consent to the reference to us in the Prospectus included in the Registration Statement on Form SB-2 relating to 269,814 shares of Common Stock, par value $0.0001 per share, of Sound Revolution Inc.

Yours truly,

Thomas A. Braun

--------------------------------------------------------------------------------
702 - 777 Hornby Street                                     Tel:  (604) 605-0507
Vancouver, BC V6Z 1S2                                       Fax:  (604) 605-0508
**Also of the California Bar     An Association of Professional Law Corporations

                                                                    EXHIBIT 23.2

PETERSON SULLIVAN PLLC
601 UNION STREET   SUITE 2300  SEATTLE WA 98101 (206) 382-7777    FAX 382-7700
                                                CERTIFIED  PUBLIC  ACCOUNTANTS

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We hereby consent to the inclusion in this registration statement on Form SB-2 (CIK No. 0001300867) of Sound Revolution, Inc. and Subsidiary (a development stage company) of our report dated May 3, 2004, on our audits of the consolidated balance sheets of Sound Revolution, Inc. and Subsidiary as of February 29, 2004 and February 28, 2003, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the years then ended and for the period from June 4, 2001 (date of inception) to February 29, 2004. We also consent to the references to our firm under the caption "Experts."

/s/ Peterson Sullivan PLLC

August 20, 2004
Seattle, Washington